EXHIBIT 10.14


                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                          AVENG TRADING PARTNERS, INC.

                                       AND

                             AVIATION SALES COMPANY


                                                        INDEX
ARTICLE I  CERTAIN DEFINITIONS..................................................................................  1

ARTICLE II  SALE OF ASSETS: CLOSING; ADJUSTMENT.................................................................  7
         Section 2.1.      Assets to Be Acquired................................................................  7
         Section 2.2.      Assumption of Liabilities............................................................  8
         Section 2.3.      Retained Liabilities.................................................................  9
         Section 2.4.      Consideration; Closing Deliveries; Possession........................................  9
         Section 2.5.      Time and Place of Closing............................................................ 11
         Section 2.6.      Closing Procedures................................................................... 11
         Section 2.7.      Post-Closing Procedures.............................................................. 12
         Section 2.8.      Final Purchase Price Adjustments..................................................... 13
         Section 2.9.      Records.............................................................................. 14
         Section 2.10.     Liquidation of Seller................................................................ 15

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SELLER........................................................... 16
         Section 3.1.      Incorporation; Authorization; Ownership of Stock, etc................................ 16
         Section 3.2.      Financial Information................................................................ 17
         Section 3.3.      Properties........................................................................... 17
         Section 3.4.      Absence of Certain Changes; Solvency................................................. 18
         Section 3.5.      Litigation; Orders................................................................... 18
         Section 3.6.      Intellectual Property................................................................ 19
         Section 3.7.      Licenses, Approvals, Other Authorizations, Consents, Reports,
                           etc.................................................................................. 19
         Section 3.8.      Labor Matters........................................................................ 20
         Section 3.9.      Compliance with Laws................................................................. 20
         Section 3.10.     Insurance............................................................................ 20
         Section 3.11.     Contracts............................................................................ 21
         Section 3.12.     Environmental Matters................................................................ 21
         Section 3.13.     No Agreements to Sell Assets......................................................... 23
         Section 3.14.     Brokers, Finders, etc................................................................ 23
         Section 3.15.     Maintenance of the Assets............................................................ 23
         Section 3.16.     Preservation of Business............................................................. 23
         Section 3.17.     Maintenance of the Records........................................................... 24
         Section 3.18.     Bank Accounts and Directors and Officers............................................. 24
         Section 3.19      Regarding Various Transactions....................................................... 24
         Section 3.20.     Accuracy of Representations and Warranties; Schedules and
                           Exhibits............................................................................. 24
         Section 3.21      No Implied Representation............................................................ 25
         Section 3.22.     Construction of Certain Provisions................................................... 25
         Section 3.23.     Estoppel............................................................................. 26

                                       -i-

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF BUYER............................................................. 27
         Section 4.1.      Organization; Authorization; etc..................................................... 27
         Section 4.2.      Brokers, Finders, etc................................................................ 27
         Section 4.3.      Licenses, Approvals, Other Authorizations, Consents, Reports,
                           etc.................................................................................. 27
         Section 4.4.      Litigation; Orders................................................................... 28
         Section 4.5.      AVS Stock............................................................................ 28
         Section 4.6.      Disclosure........................................................................... 28
         Section 4.7.      The AVS Shares....................................................................... 28
         Section 4.8.      Accuracy of Representations and Warranties; Schedules and
                           Exhibits............................................................................. 29

ARTICLE V  COVENANTS OF SELLER AND BUYER........................................................................ 30
         Section 5.1.      Efforts; Obtaining Consents.......................................................... 30
         Section 5.2.      Further Assurances................................................................... 30
         Section 5.3.      Public Announcements................................................................. 31
         Section 5.4.      Accounts and Notes Payable Notices................................................... 31
         Section 5.5.      Post-Closing Confidentiality......................................................... 31
         Section 5.6.      Registration of AVS Shares........................................................... 32

ARTICLE VI  EMPLOYEE BENEFITS................................................................................... 33
         Section 6.1.      Employee Benefit Plans............................................................... 33
         Section 6.2.      Termination of Participation......................................................... 33
         Section 6.3.      Profit Sharing Plan.................................................................. 33
         Section 6.4.      Employees............................................................................ 34

ARTICLE VII  TAX MATTERS........................................................................................ 36
         Section 7.1.      Tax Returns.......................................................................... 36
         Section 7.2.      Sales, Transfer and Similar Taxes.................................................... 36
         Section 7.3.      Cooperation and Exchange of Information.............................................. 36

ARTICLE VIII  CONDITIONS OF BUYER'S OBLIGATION TO CLOSE......................................................... 39
         Section 8.1.      Representations, Warranties and Covenants of Seller.................................. 39
         Section 8.2.      Filings; Consents.................................................................... 39
         Section 8.3.      No Injunction........................................................................ 39
         Section 8.4.      Delivery of Records.................................................................. 39
         Section 8.5.      Releases of Liens.................................................................... 39
         Section 8.6.      Performance of Seller's Obligations.................................................. 39
         Section 8.7.      No Material Adverse Change........................................................... 40
         Section 8.8.      Due Diligence........................................................................ 40

ARTICLE IX  CONDITIONS TO SELLER'S OBLIGATION TO CLOSE.......................................................... 41
         Section 9.1.      Representations, Warranties and Covenants of Buyer................................... 41
         Section 9.2.      No Injunction........................................................................ 41

                                      -ii-

         Section 9.3.      Delivery of Initial Purchase Price and Closing Documents............................. 41
         Section 9.4.      Performance of Buyer's Obligations................................................... 41

ARTICLE X  SURVIVAL; INDEMNIFICATION............................................................................ 42
         Section 10.1.     Survival............................................................................. 42
         Section 10.2.     General Indemnification by Buyer or Seller........................................... 43
         Section 10.3.     Third Party Claims................................................................... 43
         Section 10.4.     Bulk Sales Waiver; Indemnification................................................... 44

ARTICLE XI  MISCELLANEOUS....................................................................................... 45
         Section 11.1.       Non-Assignable Undertakings and Rights............................................. 45
         Section 11.2.       Counterparts....................................................................... 45
         Section 11.3.       Governing Law...................................................................... 45
         Section 11.4.       Entire Agreement................................................................... 45
         Section 11.5.       Expenses........................................................................... 46
         Section 11.6.       Notices............................................................................ 46
         Section 11.7.       [intentionally left blank]......................................................... 47
         Section 11.8.       Successors and Assigns............................................................. 47
         Section 11.9.       Headings; Definitions.............................................................. 47
         Section 11.10.      Amendments and Waivers............................................................. 47
         Section 11.11.      Interpretation; Absence of Presumption............................................. 47
         Section 11.12.      Severability....................................................................... 48
         Section 11.13.      Settlement of Disputes............................................................. 48
         Section 11.14.      Survival........................................................................... 51

                         SCHEDULES

Schedule 1.1(c)          Seller's September 30, 1996 Balance Sheet

Schedule 2.1(a)(i)       Furniture, Fixture and Equipment

Schedule 2.1(a)(ii)      Motor Vehicles

Schedule 2.1(b)          Inventory

Schedule 2.1(c)          Contracts and Deposits

Schedule 2.1(f)          Computer Hardware, Software and Data Files

Schedule 2.1(k)          Accounts Receivable and Notes Receivable

Schedule 2.1(l)          Licenses and Permits

Schedule 2.10            Distribution of AVS Shares to Seller's Stockholders

Schedule 3.1(a)          Seller's Jurisdictions of Qualification

Schedule 3.1(g)          Seller's Stock Ownership, etc.

Schedule 3.2             Summary of Seller's Financial Statements

Schedule 3.5             Litigation; Orders

Schedule 3.7(a) Seller's Licenses, Approvals, Other Authorizations, Consents, Reports, etc.--Operation of the Business

Schedule 3.7(b) Seller's Licenses, Approvals, Other Authorizations, Consents, Reports, etc.--Performance of Agreement

Schedule 3.10            Insurance

Schedule 3.11            Contracts

Schedule 3.13            Agreements to Sell Assets

Schedule 3.18            Bank Accounts, Directors and Officers

Schedule 6.1(a)          Employee Benefit Plans

                                      -iv-
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Schedule 6.1(c)          Employee Benefit Plans

Schedule 6.4(a)          Active Employees

Schedule 7.1             Taxing Authorities

Schedule 7.3(c)          Tax Returns

                                             EXHIBITS

Exhibit 2.4(b)(i)                   Form of Assignment and Assumption Agreement

Exhibit 2.4(b)(ii)                  Form of Employment Agreements

Exhibit 2.4(b)(iii)                 Form of Stockholders Agreement

Exhibit 2.4(c)(i)                   Form of Bill of Sale

Exhibit 2.4(c)(ii)                  Form of Materials Certification

Exhibit 5.3                         Form of Press Release

                         ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT (and, collectively with all of the Schedules and Exhibits referenced herein and attached hereto, the "AGREEMENT"), dated as of November 30, 1996 (the "EFFECTIVE DATE"), is by and between AVENG TRADING PARTNERS, INC. a corporation organized under the laws of the State of Delaware ("SELLER"), and AVIATION SALES COMPANY, a corporation organized under the laws of the State of Delaware ("BUYER").

         WHEREAS, Seller wishes to sell to Buyer all of the assets and businesses of Seller, and Buyer wishes to purchase such assets and to assume certain of the liabilities relating to the Business and such assets, but only to the extent specified herein and excluding, in all events, the Retained Liabilities (as defined herein), all upon the terms and subject to the conditions set forth herein.

         NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the following respective meanings:

         "ACTION" shall mean any actual or threatened action, suit, arbitration, inquiry, proceeding or investigation by or before any Government Authority or arbitral tribunal.

         "ACTIVE EMPLOYEES" shall have the meaning set forth in Section 6.4(a).

         "AFFILIATE" (and, with a correlative meaning, "AFFILIATED") shall mean, with respect to any Person (i) any corporation or organization of which such Person is an officer, director or partner or is directly or indirectly the beneficial owner or at least ten percent (10%) of the outstanding shares of any class of equity securities or financial interest therein; or (ii) any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person and, if such a Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "AGREEMENT" shall have the meaning set forth in the preamble of this Agreement.

         "ARBITRATOR" shall have the meaning set forth in Section 2.7(b).

         "ASOC" shall mean Aviation Sales Operating Company, a wholly-owned subsidiary of Buyer, d/b/a Aviation Sales Company.

         "ASSET PURCHASE" shall mean the consummation of the transactions described in Sections 2.1 to 2.4.

         "ASSETS" shall have the meaning set forth in Section 2.1.

         "ASSUMED LIABILITIES" shall have the meaning set forth in Section 2.2.

         "AVS SHARES" shall have the meaning set forth in Section 2.4(b).

         "BANK DEBT" shall mean any indebtedness of Seller to any third-party financial institution.

         "BANK LIENS" shall mean any liens or other encumbrances granted by Seller to lenders affecting the Business or any of the Assets.

         "BUSINESS" shall mean the business of Seller as it is being conducted by Seller on the Effective Date, consisting of the distribution by sale, lease, exchange and brokerage of aircraft engine spare parts, which is performed by Seller from the Seller's Facilities.

         "BUSINESS CONDITION" shall have the meaning set forth in Section
3.1(a).

         "BUYER" shall have the meaning set forth in the preamble of this Agreement.

         "BUYER INDEMNIFIED PARTIES" shall have the meaning set forth in Section 10.2(b).

         "BUYER'S ACCOUNTANT" shall mean the Miami, Florida office of Arthur Andersen, L.L.P.

         "BUYER'S 401(K) PLAN" shall have the meaning set forth in Section 6.3.

         "CERCLA" shall have the meaning set forth in Section 3.12(a)(i).

         "CLAIMS" shall mean all rights, demands, claims, actions and causes of action (whether for personal injuries or property, consequential or other damages of any kind).

         "CLOSING" shall mean the consummation of the transactions made the subject of this Agreement.

         "CLOSING AUDIT PAYMENT DATE" shall have the meaning set forth in
Section 2.8(c).

         "CLOSING DATE" shall mean 11:59 p.m. Miami, Florida time, on the date of the Closing.

         "CLOSING BALANCE SHEET" shall have the meaning set forth in Section 2.7(a).

         "CODE" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

         "CONSIGNMENT INVENTORY" shall mean all of the inventory of aircraft engine spare parts held by Seller as consignee under consignment agreement.

         "CONTRACTS" shall have the meaning set forth in Section 2.1(c).

         "COVERED LIABILITIES" shall mean any and all debts, losses, liabilities, claims, damages, obligations (including those arising out of any Action, such as any settlement or compromise thereof or judgment or award therein), and any reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees, experts' fees, consultants' fees and expenses incurred in defending any Action).

         "EFFECTIVE DATE" shall have the meaning set forth in the preamble of this Agreement.

         "EMPLOYEE BENEFIT PLANS" shall have the meaning set forth in Section 6.1(a).

         "EMPLOYEES" shall have the meaning set forth in Section 6.1(a).

         "EMPLOYMENT LAWS" shall have the meaning set forth in Section 6.4(d).

         "ENCUMBRANCES" shall mean mortgages, liens, encumbrances, security interests, covenants, conditions, restrictions, rights-of-way, easements and encroachments, whether recorded or unrecorded.

         "EPA" shall have the meaning set forth in Section 10.3(b)(ii)(A).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "FAA" shall mean the United States Federal Aviation Administration.

         "FEDERAL AVIATION ACT" shall have the meaning set forth in Section 3.3(b).

         "FINAL PURCHASE PRICE ADJUSTMENT" shall have the meaning set forth in
Section 2.8(b).
                                       3

         "GAAP" shall mean at any particular time, generally accepted accounting principles as in effect in the United States at such time; provided, however, that if it was permissible to use more than one principle at such time in respect of a particular accounting matter, GAAP shall refer to the principle which was then employed by Seller.

         "GOVERNMENT AUTHORITY" shall mean any government or state (or any subunit thereof), whether domestic, foreign or multinational (including European Community), or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

         "HARDWARE, SOFTWARE AND DATA FILES" shall have the meaning set forth in
Section 2.1(f).

         "HAZARDOUS MATERIALS" shall have the meaning set forth in Section 3.12( a)(ii).

         "HAZARDOUS MATERIALS CONTAMINATION" shall have the meaning set forth in
Section 3.12(a)(iii).

         "HAZARDOUS SUBSTANCES LAWS" shall have the meaning set forth in Section 3.12(a)(i).

         "HIRED EMPLOYEES" shall have the meaning set forth in Section 6.4(a).

         "INITIAL PURCHASE PRICE" shall mean the aggregate sum of $8,000,000.

         "INTELLECTUAL PROPERTY RIGHTS" shall have the meaning set forth in
Section 3.6(a).

         "INVENTORY" shall mean all of the inventory (whether existing or on order) of aircraft engine spare parts owned by Seller, as such inventory shall exist or be on order as of the Closing Date, which Inventory, as of November 30, 1996, is in the quantity and condition described on SCHEDULE 2.1(B) attached hereto, calculated at Seller's net book value.

         "JAMS" shall have the meaning set forth in Section 11.13(b)(ii).

         "LICENSES" shall have the meaning set forth in Section 3.7(a).

         "MISSING INVENTORY" shall have the meaning set forth in Section 2.6( c)(i).

         "NET WORKING CAPITAL" shall have the meaning set forth in Section
2.6(b).

         "PERMITTED LIENS" shall mean (i) statutory liens for Taxes not yet due and payable, (ii) those Encumbrances disclosed in the Schedules and mechanics and materialmans liens related to inventory repairs which are in the aggregate not material to the Business.

         "PERSON" shall mean any individual, corporation, partnership, joint venture, trust, unincorporated organization, other form of business or legal entity or Government Authority.

         "PHYSICAL INVENTORY" shall have the meaning set forth in Section 2.6
(c)(i).

         "PROFIT SHARING PLAN" shall have the meaning set forth in Section 6.3.

         "PURCHASE PRICE" shall mean the aggregate sum of $8,000,000, as adjusted following the Closing in the manner described in Section 2.8, subject to any additional adjustments specifically provided for in this Agreement.

         "RCRA" shall have the meaning set forth in Section 3.12(a)(i).

         "RECEIVABLES" shall have the meaning set forth in Section 2.1(k).

         "RECORDS" shall have the meaning set forth in Section 2.9.

         "RETAINED LIABILITIES" shall have the meaning set forth in Section 2.3.

         "REVIEW" shall have the meaning set forth in Section 2.7(b).

         "SELLER" shall have the meaning set forth in the preamble of this Agreement.

         "SELLER INDEMNIFIED PARTIES" shall have the meaning set forth in
Section 10.2(a).

         "SELLER'S ACCOUNTANT" shall mean Tommy C. Petty, C.P.A.

         "SELLER'S DEPOSITS" shall have the meaning set forth in Section 2.1(c).

         "SELLER'S FACILITIES" shall mean the real property, together with the improvements and fixtures located thereon or attached thereto, leased by Seller and located at 518 North J.M. Davis Boulevard, Claremore, Oklahoma 74017, and 806 W. Blue Starr, Claremore, Oklahoma 74017.

         "SELLER'S MANAGEMENT TEAM" shall have the meaning set forth in Section 2.4(b)(ii).

         "SELLER'S SEPTEMBER 30, 1996 BALANCE SHEET" shall mean the compiled balance sheet of Seller as of September 30, 1996, a copy of which is attached hereto as SCHEDULE 1.1(C).

         "SELLER'S STOCKHOLDERS" shall have the meaning set forth in Section
2.10.

         "TAX AUDIT" shall have the meaning set forth in Section 7.3(d).

         "TAXES" shall mean (i) all taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including gross receipts, profits, sales, excise, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, real property or other property taxes, together with any interest or penalties imposed with respect thereto, and (ii) any obligations under any agreements or arrangements with respect to any Taxes described in clause (i) above.

         "TRADE SECRETS" shall have the meaning set forth in Section 3.6(b).

                                   ARTICLE II

                      SALE OF ASSETS: CLOSING; ADJUSTMENTS

         SECTION 2.1. ASSETS TO BE ACQUIRED. Subject to the satisfaction or waiver of the conditions set forth herein and to the other terms, conditions and provisions of this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire, accept and pay for, all of Seller's right, title and interest in all of the properties, assets and other rights owned or leased by, or licensed to, Seller on the Closing Date, including without limitation, the following (collectively, the "ASSETS"):

      (a) (i) all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, tools, packing and packaging materials and other tangible personal property used in connection with the Business, of the type of personal property described on
SCHEDULE 2.1(A)(I) attached hereto, which schedule reflects the personal property as of the date set forth in such schedule to the extent such personal property has an individual purchase price greater than or equal to $500, and
(ii) all motor vehicles of the type described on SCHEDULE 2.1(A)(II) attached hereto, which schedule reflects the motor vehicles as of the date set forth in such schedule;

      (b) all of the Inventory, together with all Records relating thereto, which Inventory consists of the aircraft engine spare parts inventory in the quantity and condition described on SCHEDULE 2.1(B) attached hereto;

      (c) to the extent assignable and alienable (i) all contracts, agreements, leases of personal property, franchises, authorizations granted by original licensed equipment manufacturers and other contracts, agreements or commitments to which Seller is a party which are in effect on the Closing Date (including all assignable warranties and indemnities of manufacturers related to the Inventory) (collectively, the "CONTRACTS"), which Contracts, as of the date set forth on such schedule, consist of the contracts and agreements described on
SCHEDULE 2.1(C) attached hereto, together with (ii) all deposits or advance payments made by Seller with third parties in connection with any Contract or made by third parties with Seller in connection with any Contract (collectively, the "SELLER'S DEPOSITS"), which Seller's Deposits, as of the date set forth on such schedule, consist of the deposits described on SCHEDULE 2.1(C) attached hereto;

      (d) all written technical information, data, specifications, research and development information, engineering drawings and operating and maintenance manuals;

      (e) all proprietary information and licenses from third persons granting the right to perform services provided by the Business.

      (f) to the extent assignable and alienable, all computer hardware and operating applications and programs, source codes, object codes, and computer data files, including systems documentation and instructions, including without limitation, the computer hardware and operating applications and programs, source codes, access codes, and computer data files described on SCHEDULE 2.1(F) attached hereto (the "HARDWARE, SOFTWARE AND DATA FILES");

      (g) all accounting books and records, cost information, sales and pricing data, customer lists, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

      (h) all lists of Seller's agents, representatives, suppliers and subcontractors, together with all contracts and agreements with the foregoing to which Seller is a party which are in effect on the Closing Date;

      (i) any prepaid expenses for periods after the Closing Date;

      (j) to the extent assignable and alienable, all intangible and other assets;

      (k) all accounts receivable and notes receivable, as such accounts receivable and notes receivable shall exist on the Closing Date (the "RECEIVABLES"), which Receivables, as of November 30, 1996, consist of the accounts receivable and the notes receivable described on SCHEDULE 2.1(K) attached hereto;

      (l) to the extent assignable all licenses, permits, approvals and authorizations which have been issued by any Government Authority, including, without limitation, the licenses and permits described on SCHEDULE 2.1(L) attached hereto;

      (m) all Claims which Seller may have against any Person; and

      (n) all logos, trade marks, service marks, and trade names and all applications for registration and registrations therefor (together with the goodwill associated therewith), and, all literature, sales materials or products incorporating same.

         SECTION 2.2. ASSUMPTION OF LIABILITIES. Except as set forth in this
Section 2.3, at the Closing Buyer shall assume, succeed to, be obligated for or be liable for and shall indemnify and hold Seller and the Seller Indemnified Parties harmless as provided in Section 10.2 against all of the liabilities and obligations which relate to or arise out of the Assets, the Business or any of its operations arising prior to the Closing Date, or arising from actions taken or omitted to be taken prior to the Closing Date, including, without limitation, the following, but excluding the Retained Liabilities (collectively, hereinafter referred to as the "ASSUMED LIABILITIES"):

         (a) all liabilities and obligations relating to employee matters to be assumed by Buyer pursuant to Article VI (including without limitation, all liabilities and obligations relating to accrued vacation time of Hired Employees in accordance with Section 6.4(a));

         (b) all other liabilities and obligations with respect to which Buyer is obligated to indemnify Seller or the Seller Indemnified Parties under this Agreement as set forth in Article X;

         (c) any Claims asserted in respect of products manufactured, supplied or sold by Seller or in respect of services provided by Seller;

         (d) any contracts, agreements, leases, arrangements, unfilled orders, commitments, or other instruments or obligations of Seller to the extent included within the Assets; and

         (e) all of Seller's accounts payable as of the Closing Date, as reflected on the Closing Date Balance Sheet.

         SECTION 2.3. RETAINED LIABILITIES. Seller shall retain, and shall continue to be responsible after the Closing Date for, and shall hold Buyer and the Buyer Indemnified Parties harmless against, the "RETAINED LIABILITIES", which term shall mean, and be strictly limited to, the liabilities and obligations which at any time arise out of the following, and which shall specifically exclude any and all of the Assumed Liabilities set forth in Section 2.2:

      (a) the London Matter; and

      (b) any liability or obligation of Seller arising or incurred in connection with the negotiation, preparation or execution of this Agreement and the transactions contemplated hereby, except attorneys fees which will be paid by Buyer in accordance with Section 11.5.

         SECTION 2.4. CONSIDERATION; CLOSING DELIVERIES; POSSESSION

         (a) At the Closing, Buyer shall purchase the Assets from Seller, upon and subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Seller contained herein, in exchange for the Purchase Price.

         (b) Subject to the terms and conditions of this Agreement, at the
Closing:

                  (i) Buyer shall (A) pay the Initial Purchase Price by delivering to Seller certificates representing 400,000 shares of Buyer's common stock (the "AVS SHARES") to Seller, which AVS Shares shall be subject to the registration and restrictive provisions of the Stockholders Agreement; and (B) Buyer shall assume the Assumed Liabilities pursuant to an Assignment and Assumption Agreement in the form of EXHIBIT 2.4(B)(I);

                  (ii) Buyer, ASOC and James C. Stoecker, Mark F. Stiegal and Al Short (collectively, "SELLER'S MANAGEMENT TEAM") shall enter into Employment Agreements in substantially the form of EXHIBIT 2.4(B)(II); and

                  (iii) Buyer, Kathryn M. Stoecker and Seller's Management Team shall enter into the Stockholders Agreement in the substantially form of EXHIBIT 2.4(B)(III).

         (c) In addition to the other things required to be done hereunder, at the Closing, Seller shall deliver, or cause to be delivered, at Seller's sole cost and expense except when otherwise expressly provided, to Buyer or ASOC, as directed by Buyer, the following:

                  (i)  a duly executed Bill of Sale in substantially the form of
         EXHIBIT 2.4(C)(I);

                  (ii) a Materials Certification executed by Seller regarding the Inventory in substantially the form of EXHIBIT 2.4(C)(II), which executed Materials Certification shall be set forth on each page of a schedule similar in format to SCHEDULE 2.1(B) and listing the items of the Inventory in existence as of the Closing Date (it being understood that Seller will provide to Buyer an updated SCHEDULE 2.1(B) with respect to the Inventory on the Closing Date containing the Materials Certification);

                  (iii) to the extent not previously delivered to Buyer, the materials and information described in Section 2.9 in the form of originals (or if originals are not available, then true and legible copies); Seller shall include an inventory record of all such documentation within the possession or control of Seller or a third party for the sole benefit of Seller and relating to the Assets conveyed (PROVIDED, that Seller shall have no liability or obligation to Buyer if such third party does not deliver such documentation to Buyer) showing title and reference numbers and other appropriate identifying information and Seller shall further provide legible, reproducible current hard copy of all revisions and supplements to such documentation (PROVIDED, that if such hard copy is not available, Seller shall deliver microfilm copies); all manuals shall be delivered to Buyer, shall reflect the configurations of the Purchased Inventory at the Closing, and shall reflect all data, illustrations and text in U.S. weights and measures;

                  (iv) a legal opinion from Much, Shelist, Freed, Denenberg, Ament, Bell & Rubenstein, P.C. in form and substance reasonably satisfactory to Buyer and Buyer's counsel;

                  (v) a certificate dated the Closing Date and duly executed on behalf of Seller to the effect that the condition set forth in Section
         8.1 has been satisfied and otherwise reaffirming the representations and warranties of Seller set forth in this Agreement;

                  (vi) a copy of the resolutions of the board of directors of Seller, or similar enabling document, authorizing the execution, delivery and performance of this Agreement by Seller, and a certificate of its secretary or assistant secretary, dated as of the Closing Date, that such resolutions were duly adopted and are in full force and effect;

                  (vii) evidence or copies of any consents, approvals, orders, qualifications, waivers or releases of liens required pursuant to
         Section 8.2 or Section 8.5; and

                  (viii) an Assignment of Leases, in form and substance satisfactory to Buyer, whereby Seller will assign its interest in the leases with respect to the Seller's Facilities.

         (d) In addition to the payment of the Initial Purchase Price and assumption of the Assumed Liabilities and the other things required to be done hereunder, at the Closing, Buyer shall deliver, or cause to be delivered, to Seller the following:

                  (i) a legal opinion from Boyar, Simon & Miller, P.C., counsel to Buyer, in form and substance reasonably satisfactory to Seller and Seller's counsel;

                  (ii) a certificate dated the Closing Date and validly executed on behalf of Buyer to the effect that the condition set forth in
         Section 9.1 shall have been satisfied and otherwise reaffirming the representations and warranties of Buyer set forth in this Agreement;

                  (iii) a copy of the resolutions of the board of directors of Buyer, or similar enabling document, authorizing the execution, delivery and performance of this Agreement by Buyer, and a certificate of the secretary or assistant secretary of Buyer, dated as of the Closing Date, that such resolutions were duly adopted and are in full force and effect; and

                  (iv) if not previously delivered to Seller, all other certificates, documents, instruments and writings required pursuant hereto to be delivered by or on behalf of Buyer at or before the Closing.

         (e) At the Closing, Seller shall deliver all tangible items included within the Assets. Seller shall deliver possession of the Assets to Buyer at the Seller's Facilities on the Closing Date.

         SECTION 2.5. TIME AND PLACE OF CLOSING. The Closing shall take place on the Closing Date beginning at 10:00 A.M., Miami, Florida time, at the offices of Buyer (or such other time and place as may be agreed to by the parties).

         SECTION 2.6. CLOSING PROCEDURES.

         (a)      [Intentionally omitted]

         (b) NET WORKING CAPITAL. For purposes of this Agreement, "NET WORKING CAPITAL" shall mean (A) the sum of all Receivables, inventories (including the Inventory), prepaids and other current assets, less (B) the sum of all accounts payable, accrued wages and other current liabilities excluding those related to debt, capitalized leases and interest, in each case recorded in accordance with GAAP. Notwithstanding anything contained in this Section 2.6(b) to the contrary, deferred tax balances and liabilities for Taxes (whether property, sales or income), including an estimate of such liabilities through the Closing Date, as recorded on Seller's September 30, 1996 Balance Sheet and the Closing Balance Sheet, as the case may be, in accordance with GAAP, shall be excluded from the calculations of Net Working Capital for purposes of calculating the Final Purchase Price Adjustment.

         (c)      PHYSICAL INVENTORY.

                  (i) Seller shall have the right to conduct a complete a physical inventory (the "PHYSICAL INVENTORY") of all of the Inventory and the Consignment Inventory. The Physical Inventory shall be undertaken jointly by Buyer and Seller. Each of Seller and Buyer shall bear their own costs and expenses associated with the Physical Inventory. The Physical Inventory shall verify the physical existence of the Inventory reflected on Seller's September 30, 1996 Balance Sheet and of the Consignment Inventory. If the Physical Inventory reflects that an item of Inventory is missing (i.e., not located at the Seller's Facilities or not within the possession or control of Seller) (collectively, the "MISSING INVENTORY"), such Missing Inventory will not be included within the Inventory for purposes of calculating the Final Purchase Price Adjustment.

                  (ii) Seller acknowledges and agrees that if, after the Closing, Seller has in its possession or control any of the Missing Inventory, then if the Missing Inventory is located at the Seller's Facilities, Seller shall deliver such Missing Inventory to Buyer to be included as part of the Inventory for purposes of making the Final Purchase Price Adjustment under Section 2.8 and calculating the Purchase Price.

         (d) VERIFICATION OF THE INVENTORY. Without limiting the provisions of
Section 2.6(c), until the Closing Date, Buyer or Buyer's representative shall also have the right to verify the stated condition of, and the Records for, the Inventory. Upon twenty-four (24) hours notice, Seller shall provide Buyer and Buyer's representative reasonable access to any and all records and storage facilities necessary for Buyer and Buyer's representative to verify the stated condition of, and the Records for, each item of the Inventory; PROVIDED, HOWEVER, that such verification is conducted during normal business hours and does not unreasonably disrupt Seller's normal business operations, and PROVIDED FURTHER, HOWEVER, that Seller shall have the right to observe such verification process by Buyer when and to the extent conducted at the Seller's Facilities.

         SECTION 2.7. POST-CLOSING PROCEDURES

         (a) FINAL ADJUSTMENT. As soon as practicable following the Closing Date, but in no event later than forty-five (45) days thereafter, Seller shall, at Seller's cost and expense, prepare and deliver to Buyer a final balance sheet as of the Closing Date, which shall be referred to as the "CLOSING BALANCE SHEET". The Closing Balance Sheet shall be prepared by Seller in conformity with GAAP. The Closing Balance Sheet shall in Buyer's discretion be audited by Seller's Accountant in accordance with generally accepted auditing standards approved and adopted by the American Institute of Certified Public Accountants. Seller's Accountant, upon completion of the audit of the Closing Balance Sheet shall issue a report to Seller and Buyer. Buyer shall provide to Seller and Seller's Accountant access to such of its books and records as may reasonably be required for the preparation and audit of the Closing Balance Sheet.

         (b) RESOLUTION OF AUDIT DISPUTES. Buyer and Buyer's Accountant shall have sixty (60) days to review the proposed Closing Balance Sheet and the related report prepared by Seller's Accountant and to notify Seller of any disputes Buyer may have relating to the proposed Closing Balance Sheet. Buyer's notice to Seller of any dispute shall specify in reasonable detail all points of disagreement and demand that a review of such dispute (a "REVIEW") be conducted. Buyer and Seller shall promptly cause Buyer's Accountant and Seller's Accountant to consult with respect to such points of disagreement in an effort to resolve all disputes. If Buyer's Accountant and Seller's Accountant are unable to resolve such disputes within forty-five (45) days of Seller's receipt of notice of a Review, Buyer's Accountant and Seller's Accountant shall jointly select the Miami office of a firm of "Big Six" independent public accountants which has not performed any service since January 1, 1996, for Buyer or Seller or any of their respective Affiliates to act as arbitrator (the "ARBITRATOR"). The Arbitrator, within thirty (30) days after having been selected hereunder, shall decide all remaining points of disagreement with respect to any such proposed Closing Balance Sheet and deliver a written notice of its determination of the disputed items to Buyer and Seller. In making its determinations, the Arbitrator may not assign a value to any item in dispute higher than the highest value for such item claimed by either party or less than the lowest value claimed for such item by either party. All decisions of the Arbitrator shall be final, conclusive and legally binding on all parties hereto with respect to the Closing Balance Sheet. The party whose calculations were furthest from the final determinations of the Arbitrator shall pay the fees and expenses of the Arbitrator and the entire expenses of the legal counsel and accountants for both parties.

         SECTION 2.8. FINAL PURCHASE PRICE ADJUSTMENTS.

         (a) DECREASE IN NET WORKING CAPITAL. If Seller's Net Working Capital as shown on the Closing Balance Sheet (the "FINAL NET WORKING CAPITAL") shall be less than the Net Working Capital reflected in Seller's September 30, 1996 Balance Sheet, then the Purchase Price shall be decreased by the amount of such decrease in Net Working Capital.

         (b) PAYMENT OF FINAL PURCHASE PRICE ADJUSTMENT. On the Closing Audit Payment Date, the final adjustment to the Purchase Price shall be determined in accordance with Section 2.8(a) (the "FINAL PURCHASE PRICE ADJUSTMENT"). If the Final Purchase Price Adjustment reflects that Seller is obligated to pay a net sum to Buyer, then Seller shall pay to Buyer the amount of the Final Purchase Price Adjustment. The Final Purchase Price Adjustment shall be paid on the Closing Audit Payment Date by a delivery by Seller to Buyer of a number of AVS Shares calculated by taking the amount of the adjustment and dividing such amount by $20.00. In the event any action or proceeding is brought to enforce the payment of the Final Purchase Price Adjustment, the prevailing party in such action shall be entitled to recover all attorney's fees and other costs incurred in connection with such action.

         (c) For purposes of the payment required to be made pursuant to Section 2.8(b), "CLOSING AUDIT PAYMENT DATE" shall mean the date which is ten (10) business days after the earliest to occur of (i) the date that Buyer and Seller agree on a resolution of all disputes concerning the proposed Closing Balance Sheet (ii) sixty (60) days after Buyer receives the proposed Closing Balance Sheet together with Seller's Accountant's report thereon, if Seller shall not have received notice from Buyer on or prior to such date demanding a Review of such proposed Closing Balance Sheet, (iii) the date on which Buyer's Accountant and Seller's Accountant shall resolve all disputes with respect to the Closing Balance Sheet, or (iv) the date on which the Arbitrator shall resolve all points of disagreement with respect to the Closing Date Balance Sheet, as the case may be.

         SECTION 2.9. RECORDS. Seller will, at Seller's sole cost and expense, deliver to Buyer at the Seller's Facilities, on the Closing Date, the following records relating to the Inventory but only in the form such records are already in existence and in the possession or control of Seller or a third party for the sole benefit of Seller as of the Closing Date (PROVIDED, that Seller shall have no liability or obligation to Buyer if such third party does not deliver such documentation to Buyer); PROVIDED, HOWEVER, that nothing contained in this
Section 2.9 shall be construed to require Seller to create any new or additional records or modify in any way any existing records (the "RECORDS"):

      (a) All computer data, in any and all media in which maintained by Seller, including, without limitation, Stock Action Reports (SAR), Procurement Action Reports (PAR), Usage Material Management Systems (MMS) data, inventory details, historic sales and quote activity, purchasing records, warranty records, computer data, and hard copies of Inventory Receiving Reports (including Seller's part number and purchase order history, P.O. number, P.O. date and vendor code) and price lists and Inventory Activity Reports in whatever medium currently stored:

      (b) All Illustrated Parts Catalogs of aircraft and engine types covered by the Purchased Inventory, to the extent in Seller's possession or control;

      (c) All historical, engineering, technical, operational and maintenance files and data related to the Purchased Inventory, including, without limitation, vendor overhaul tags, teardown/shop findings and reports, packing slips, material certifications, disc sheets, disc records, vendor tags or other tags indicating the condition of the Inventory and historical records for all life limited parts, so as to disc and part traceability to the original manufacturer thereof, including without limitation, the following records:

                  (i) All shop visit findings for all rotable components; and

                  (ii) Completed shop overhaul reports and material certifications for material utilized in any repair, all signed by persons authorized by the FAA to effect any repair in question;

         (d)      Seller shall provide:

                  (i) All airworthiness directive records ("A.D.'S") for all materials including rotables, engine modules, and engine parts with A.D.'s performed and/or pending;

                  (ii) All engineering orders applied to any item of equipment with signed copy of the engineering order compliance record for such item of equipment;

                  (iii) Modification summary for each item of equipment; and

                  (iv) Hard copy traceability of life limited parts to original manufacturer showing ultimate life limits and calculated remaining life
        (hours, cycles, and years) (if applicable). Available computer data will also be provided;

         (e)      Seller shall provide:

                  (i)      Seller approved vendors by Seller's part number;

                  (ii)     Vendor code to vendor cross reference;

                  (iii) Seller's part number to manufacturer part number interchangeability;

                  (iv) Shelf life limits and current remaining shelf life of all parts with such limits;

                  (v) Life limited parts by aircraft type in descending order of time and cycles remaining; and

                  (vi) Updated tape of inventory delivered with cover letter from Seller providing confirmation.

         SECTION 2.10. LIQUIDATION OF SELLER. Seller and Buyer hereby acknowledge that immediately after the consummation of the Asset Purchase, Seller will be liquidated and all of Seller's assets, which assets of Seller will then consist of the AVS Shares, shall be distributed by Seller to its stockholders as listed on SCHEDULE 2.10 attached hereto (the "SELLER'S Stockholders"). Seller's Stockholders have executed this Agreement for the express purpose of acknowledging that upon such liquidation of Seller such Seller's Stockholders will be bound by the terms of Sections 2.7 and 2.8 of this Agreement on a pro rata basis based upon the number of AVS Shares received by each of such Seller's Stockholders in connection with the liquidation of Seller.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer as follows:

             SECTION 3.1. INCORPORATION; AUTHORIZATION; OWNERSHIP OF STOCK, ETC.

         (a) Seller is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Seller (i) has all requisite corporate power to own, lease and otherwise operate its properties and assets and to carry on its business as and where it is now being conducted, and
(ii) is in good standing and is duly qualified to transact business in each domestic jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to be in good standing or to be duly qualified to transact business, would not, individually or in the aggregate, have a material adverse effect on the Assets or financial condition of Seller (the "BUSINESS CONDITION"). Seller has delivered to Buyer true, correct and complete copies of all charter, bylaws and other organizational documents of Seller. SCHEDULE 3.1(A) sets forth a list of each of the jurisdictions in which Seller is qualified to do business.

         (b) Seller has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

         (c) The execution and delivery of this Agreement, the performance of Seller's obligations hereunder and the consummation of the transactions contemplated hereby by Seller have been duly and validly authorized by all necessary corporate proceedings on the part of Seller and no other corporate proceedings or actions on the part of Seller, its board of directors or stockholders are necessary therefor.

         (d) The execution, delivery and performance by Seller of this Agreement will not (i) violate any provision of Seller's certificate of incorporation or by-laws, (ii) violate any provision of, or be an event that is (or with the passage of time will result in) a violation of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any lien upon or the creation of a security interest in any of the Assets pursuant to, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment, injunction, decree, contractual obligation, license, commitment or other arrangement to which Seller is a party or by which Seller, the Assets or the Business are bound, or (iii) except as disclosed on SCHEDULE 3.7(A) OR
SCHEDULE 3.7(B) attached hereto, violate or conflict with any statute, rule or regulation applicable to Seller, the Assets or the Business or any of its properties or assets or any other restriction of any kind or character to which Seller, the Assets or the Business is subject.

         (e) This Agreement has been duly executed and delivered by Seller, and, assuming the due execution and delivery of this Agreement by Buyer, this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

         (f) Upon consummation of the Asset Purchase at the Closing, Seller will deliver to Buyer good, indefeasible and marketable title to the Assets free and clear of any liens, claims, charges, security interests, options, claims of offset or other legal or equitable encumbrances (including without limitation the Bank Liens), except for Permitted Liens.

         (g) SCHEDULE 3.1(G) attached hereto sets forth (i) the number of shares of capital stock of Seller issued and outstanding as of the Closing Date, (ii) each of the Persons who owns such stock and the amount of stock of Seller owned by each such Person, and (iii) the terms and conditions upon which such stock was acquired, from whom and the date of each such acquisition.

         SECTION 3.2. FINANCIAL INFORMATION. Attached as SCHEDULE 3.2 is a summary of the unaudited balance sheets of Seller and the related statements of operations of Seller for the operation of Seller since its inception. To Seller's knowledge, the data contained in such summary is true and accurate in all material respects and was prepared utilizing the books of account and records of Seller, which books of account and records, taken as a whole, have been maintained in all material respects in accordance with GAAP.

         SECTION 3.3. PROPERTIES

      (a) Except for properties disposed of since September 30, 1996, in the ordinary course of business, and subject to any Bank Liens (which Bank Liens with respect to the Assets will be released at the Closing), (i) Seller has good, indefeasible and marketable title to, or holds by valid and existing lease or license, free and clear of all mortgages, pledges, liens, encumbrances, security interests or claims of offset, all of the Assets, (ii) Seller has not conveyed to any Person any rights or interests in any of the Assets, (iii) no amount is owing under any lease agreement included in or related to the Assets or the Business with respect to the period through the Closing Date, (iv) all mortgages, pledges, liens, encumbrances, security interests upon or affecting Seller, the Assets or the Business shall have been released prior to the Closing, except for the Permitted Liens and except in any of the foregoing cases for such imperfections of title, mortgages, pledges, liens, encumbrances or security interests as (x) are reflected or reserved against in the Closing Balance Sheet, or (y) arise out of Taxes or general or special assessments not in default and payable without penalty or interest.

      (b) To Seller's knowledge, SCHEDULE 2.1(B) contains a true, accurate and complete listing of the quantity, location and condition of the Inventory and the Consignment Inventory as of November 30, 1996. To Seller's knowledge, the Inventory and the Consignment Inventory have been maintained, in compliance in all material respects with Federal Aviation Regulation (FAR) Part 121 under the United States Federal Aviation Act of 1958, as amended, and all regulations, rulings, interpretations and guidelines published thereunder and from time to time in effect (collectively, the "FEDERAL AVIATION ACT"). Except with respect to the warranties and representations specifically set forth in this Agreement, Seller makes no warranty, express or implied, whether as to merchantability, suitability, fitness for a particular purpose, or quality of the Assets or as to the condition or workmanship thereof, or to the absence of defects thereon, either latent or patent, it being understood that except as set forth in this Agreement, the Assets are being conveyed hereunder "as is" on the date hereof and in their present condition.

      (c) All of the Assets are located at the Seller's Facilities.

      (d) SCHEDULE 2.1(K) sets forth a true, correct and complete list of all Receivables as of November 30, 1996, included within the Assets, including the aging of each account receivable and note receivable. Seller has good and marketable title to each of the Receivables listed on SCHEDULE 2.1(K), free and clear of any liens, claims, charges, security interests, options, claims of offset or other legal or equitable encumbrances.

      (e) Except as set forth in this Agreement, any Schedule hereto, or any certificate delivered by Seller in connection with this Agreement, the facilities, structures and equipment owned or leased by Seller and comprising a portion of the Assets or utilized by Seller in the conduct of the Business are in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are intended to be or are being put.

         SECTION 3.4. ABSENCE OF CERTAIN CHANGES; SOLVENCY

     (a) Except as specifically contemplated by the terms and provisions of this Agreement, since September 30, 1996, (i) there has been no material adverse change in the consolidated net worth of the Business, (ii) to Seller's knowledge and except as to reasonable use, wear and tear since September 30, 1996, there has been no physical damage, destruction or loss that would, after taking into account any insurance recoveries payable in respect thereof, have an adverse effect on the Business Condition, and (iii) no event has occurred and no condition exists which, individually or in the aggregate, would have a material adverse effect on this Agreement, the Assets, the Business, or the transactions contemplated by this Agreement.

      (b) Seller is solvent and, immediately after giving effect to the consummation of the transactions contemplated by this Agreement, will be solvent.

         SECTION 3.5. LITIGATION; ORDERS. Except as disclosed on SCHEDULE 3.5 attached hereto, as of the Effective Date, to Seller's knowledge, there are no lawsuits, actions, administrative or arbitration or other proceedings or governmental investigations pending or, to Seller's knowledge, threatened by or against Seller (to the extent reasonably expected to affect the Assets taken as a whole or impact or affect the ability of Seller to consummate the Asset Purchase), the Assets taken as a whole, or the Business. Except as disclosed on
SCHEDULE 3.5, as of the Effective Date, to Seller's knowledge, there are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency, or by arbitration) against Seller (to the extent reasonably expected to affect the Assets taken as a whole or impact or affect the ability of Seller to consummate the Asset Purchase), the Assets taken as a whole, or the Business.

         SECTION 3.6. INTELLECTUAL PROPERTY

      (a) SCHEDULE 3.6 attached hereto lists all of the patents and patent applications; all trademarks, service marks, trade names and applications for registration and registrations therefor; and all copyrights and applications and registrations therefor used or developed by Seller, or in which Seller has an interest (collectively, the "INTELLECTUAL PROPERTY RIGHTS"), and their respective actual and potential use or application. No other patent, trademark, service mark, trade name or copyright, or license under any thereof, is necessary to permit Seller to conduct the Business as now conducted or as heretofore or proposed to be conducted. Seller owns exclusively or has the exclusive right to use, free and clear of all Encumbrances, all Intellectual Property Rights, renewals therefor and claims for infringement thereof, without infringing upon or otherwise acting adversely to the right or claimed right of any third party under or with respect to any intellectual property rights. Seller is not obligated or under any liability whatsoever to make payments by way of royalties, fees or otherwise to any owner or licensee of, or any claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use of the Intellectual Property Rights.

      (b) Seller owns exclusively and has the exclusive and unrestricted right to use all Trade Secrets required for or incident to its operation and then sale of all products and services sold or proposed to be sold by Seller free and clear of any Encumbrances, including, without limitation, of any former employer of its employees. For purposes of this Agreement, "TRADE SECRETS" shall mean all trade secrets, know-how, inventions, designs, customer lists, processes, computer programs (including source codes) and technical data and information.

      (c) Seller has no knowledge and has received no communications alleging that Seller has violated or, by conducting its business as now conducted or as proposed to be conducted after the Closing Date, would violate any patents, licenses, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of any Person.

         SECTION 3.7. LICENSES, APPROVALS, OTHER AUTHORIZATIONS, CONSENTS, REPORTS, ETC.

         (a) The Assets include all of the agreements, materials, and real and personal property interests and rights reasonably necessary for vehicular and pedestrian access, ingress and egress to and from the Seller's Facilities, to operate and maintain the Seller's Facilities, all in accordance with the applicable law, except to the extent that would not have a material adverse effect on the Business Condition or that would not affect the ability of Seller to enter into this Agreement or consummate the transactions contemplated hereby and except for land use permits and related items which must be applied for by Buyer and issued to Buyer. SCHEDULE 3.7(A) attached hereto includes a list of all licenses, permits, franchises and other authorizations of any Government Authority that are necessary for the operation and maintenance of the Business prior to the Closing

(the "Licenses"), true, correct and complete copies of which have been delivered by Seller to Buyer or otherwise been made available by Seller for Buyer. Except as disclosed on SCHEDULE 3.7(A), all such Licenses are in full force and effect. As of the Effective Date, except as disclosed on SCHEDULE 3.7(A), to Seller's knowledge, no proceeding is pending or threatened seeking the revocation or limitation of any such license, permit, franchise or other authorization.

         (b) SCHEDULE 3.7(B) attached hereto lists all registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers required to be made, filed, given or obtained by Seller or any of its Affiliates with, to or from any Person in connection with the execution, delivery, performance and consummation of the Asset Purchase, except for those that become applicable solely as a result of the specific regulatory status of Buyer or its Affiliates.

         SECTION 3.8. LABOR MATTERS. As of the Effective Date, there are no collective bargaining agreements with labor unions or associations representing employees of the Business. As of the Effective Date, to Seller's knowledge, Seller is not involved in any labor dispute, arbitration, lawsuit or administrative proceeding relating to labor matters involving the employees of Seller.

         SECTION 3.9. COMPLIANCE WITH LAWS

         (a) To Seller's knowledge, the conduct of the Business substantially complies in all material respects with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, and Seller has obtained all approvals, authorizations, consents, licenses, franchises and other permits the absence of which would have a material adverse effect upon the Business Condition or Seller's ability to enter into this Agreement or consummate the transactions contemplated hereby. The parties agree that the representation contained in the preceding sentence does not relate to or cover environmental matters, and that the Seller makes no representation or warranty with respect to environmental matters, except as specifically set forth in
Section 3.12.

         (b) To Seller's knowledge, neither Seller, nor any shareholder, director, officer, partner, employee or agent of Seller, nor any other Person acting on their behalf, has, directly or indirectly, given or agreed to give any payment (in kind or in cash), gift or similar benefit to any customer, supplier, governmental employee, lobbyist, labor union, political action committee, candidate for public office or other Person who is or may be in a position to help or hinder the business of Seller (or assist any of them in connection with any actual or proposed transaction) which (i) might subject Buyer to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had an adverse effect on Seller, the Assets, the Business or the operations of Seller, (iii) if not continued in the future, might adversely affect the Assets, the Business or Buyer, (iv) might subject the Buyer to suit or penalty in any private or governmental litigation or proceeding, or (v) violated the Foreign Corrupt Practices Act.

         SECTION 3.10. INSURANCE. SCHEDULE 3.10 attached hereto lists all insurance policies owned or held by Seller on the Effective Date. As of the Effective Date, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Effective Date have been paid to the extent due, and no notice of cancellation or termination has been received with respect to any such policy.

         SECTION 3.11. CONTRACTS. Except as otherwise disclosed on SCHEDULE 3.11 attached hereto or SCHEDULE 6.1(A) attached hereto, as of the Effective Date, Seller is not a party to any (i) employment or consulting agreement, (ii) distributor or manufacturer's representative contract, (iii) lease of real or personal property, whether as lessor or lessee, (iv) consignment of inventory, whether as consignor or consignee, (v) joint venture or partnership agreement relating, (vi) technology license agreement, (vii) agreement or commitment for capital expenditure, (viii) agreement continuing over a period of more than one
(1) year from its date requiring future payment or payments in excess of $10,000 per year, or (ix) other contract, agreement or arrangement requiring future payment or payments in excess of $10,000 per year. With respect to all contracts listed on SCHEDULE 3.11, except as disclosed on said Schedule, to Seller's knowledge, such contracts are legal, valid and binding and in full force and effect in accordance with their terms, except as may be limited by judicial decisions or general principles of equity, and Seller is not, as of the Effective Date, in material breach thereof or material default thereunder and there does not exist under any provision thereof, as of the Effective Date, any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default, except for such failures and such breaches, defaults and events as to which requisite waivers or consents have been or are obtained or which would not, individually or in the aggregate, have a material adverse effect on Seller or the Business Condition. To Seller's knowledge, no dispute exists with respect to any of the contracts listed on SCHEDULE 3.11, except as described on SCHEDULE 3.11. SCHEDULE 3.11 lists, as of the Effective Date, all indebtedness owed by Seller, including without limitation, all notes, mortgages, indentures and other obligations and agreements and other instruments and other liabilities and obligations, whether accrued, absolute, contingent or otherwise, for or relating to any lending or borrowing (including assumed debt) effected by Seller or to which any of the Assets or the properties of the Business are subject.

         SECTION 3.12. ENVIRONMENTAL MATTERS

      (a) DEFINITIONS. For the purposes of this Agreement, unless the context otherwise specifies or requires, the following terms shall have the meaning herein specified:

         (i) "HAZARDOUS SUBSTANCES LAWS" shall mean all present laws, ordinances, rules, regulations and standards of any Government Authority relating to the use, analysis, production, storage, treatment, sale, disposal or transportation of any Hazardous Materials, including, without limitation, the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.) ("RCRA"), the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Federal Water Pollution Control Act (33 U.S.C. Section 1251), the Federal Insecticide,

         Fungicide and Rodenticide Act (7 U.S.C. Section 136), and the Clean Air Act, all as may be amended from time to time.

                  (ii) "HAZARDOUS MATERIALS" shall mean (A) any "hazardous waste" as defined by RCRA, and regulations promulgated thereunder; (B) any "hazardous substance" as defined by CERCLA, and regulations promulgated thereunder; (C) asbestos; (D) polychlorinated biphenyls;
         (E) any substance the presence of which on the Seller's Facilities is prohibited by any Hazardous Substances Laws; and (F) any other substance which by any Hazardous Substances Laws requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment or disposal.

                  (iii) "HAZARDOUS MATERIALS CONTAMINATION" shall mean any presently existing contamination of any real or personal property, soil, groundwater, air or other elements or any contamination of the buildings, facilities, soil, groundwater, air or other elements on, at, below or of any other property as a result of Hazardous Materials.

         (b) HAZARDOUS MATERIALS WARRANTIES. Seller hereby represents and warrants that:

                  (i) To Seller's knowledge, there are no conditions existing on the Seller's Facilities that can reasonably be expected to give rise to clean up obligations under any Hazardous Substances Laws in effect as of the Closing Date;

                  (ii) No investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is in existence or, to Seller's knowledge, proposed or threatened with respect to the Seller's Facilities. No portion of the Seller's Facilities is currently on and, to Seller's knowledge, has ever been on or been proposed to be on the National Priorities List under CERCLA or on the CERCLIS or any similar federal or state "Superfund" or "Superlien" list;

                  (iii) To Seller's knowledge, Seller has disposed of all wastes, including those containing any Hazardous Materials, in compliance with all applicable Hazardous Substances Laws, and Seller has not received any notice or claim of liability for any off-site contamination;

                  (iv) To Seller's knowledge, there are no environmental permits required for the operation of the Business conducted at the Seller's Facilities, and there are no pending or renewal applications for issuance of any additional environmental permits for the operations conducted at the Seller's Facilities;

                  (v) To Seller's knowledge, Seller has not transported or arranged for the transportation of any Hazardous Materials to any location that is listed, to Seller's knowledge, or proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any similar federal or state "Superfund" or "Superlien" list;

                  (vi) To Seller's knowledge, all underground storage tanks currently located on the Seller's Facilities are disclosed on
         SCHEDULE 3.12(B);

                  (vii) To Seller's knowledge, Seller is in material compliance with all applicable Hazardous Substances Laws and has not received any notice or claim of liability under any Hazardous Substances Laws; and

                  (viii) To Seller's knowledge, Seller does not use any Hazardous Materials in connection with the Business or any of its processes.

         The parties agree that no representation or warranty contained in this Agreement, other than those contained in this Section 3.12, relates to or shall be deemed to relate to any environmental matters.

         SECTION 3.13. NO AGREEMENTS TO SELL ASSETS. Except as set forth on
Schedule 3.13 attached hereto and except for the transactions contemplated by this Agreement, and, except for sales of the Inventory in the ordinary course of business prior to the Closing Date, Seller has no legal obligation, absolute or contingent, to any Person to sell the Assets or sell the Business, or to effect any merger, consolidation or other reorganization of Seller or to enter into any agreement with respect thereto.

         SECTION 3.14. BROKERS, FINDERS, ETC. Seller has not employed, and is not subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated hereby who would have a valid claim for a fee or commission from Buyer in connection with such transactions.

         SECTION 3.15. MAINTENANCE OF THE ASSETS. From September 30, 1996, through the Closing Date, Seller has maintained the Assets in a diligent manner and, in particular, Seller has used its reasonable best efforts:

      (a) Not to cancel or permit any insurance relating to the Assets or the Business to lapse or terminate (unless renewed or replaced by like coverage);

      (b) Not to knowingly violate or fail to comply in any material respect with any laws applicable to Seller, the Assets or the Business;

      (c) To keep and maintain the Assets in a good condition, reasonable wear and tear excepted, and to continue to store the Assets in accordance with prudent industry practices;

      (d) Not to take, or omit to take, any action that would have the effect of violating any of the representations, warranties, covenants and agreements of Seller contained in this Agreement; and

      (e) Not to engage in transactions other than in the ordinary course of business consistent with past practices.

         SECTION 3.16. PRESERVATION OF BUSINESS. Subject to the terms and conditions of this Agreement, from September 30, 1996, through the Closing Date, Seller has used reasonable best efforts to preserve the business of the Business intact, to keep available to the Business the services of the Active Employees and to preserve the goodwill of customers, suppliers, and others having business relations with the Business.

         SECTION 3.17. MAINTENANCE OF THE RECORDS. Except as may have been necessary to effect sales of the Inventory by Seller in the ordinary course of business, Seller (i) has maintained the Records where presently located in the Seller's Facilities, (ii) has not removed any of the Records, (iii) has continued to input data into the Seller's computer related to the Assets, (iv) has not sold, transferred or otherwise assigned any right, title or interest in or to the Records to any third party, and (v) has taken all reasonable steps to protect Buyer's interest in the Records.

         SECTION 3.18. BANK ACCOUNTS AND DIRECTORS AND OFFICERS. SCHEDULE 3.18 attached hereto contains a true, accurate and complete list of the name and location of each bank in which Seller has an account, each safety deposit box or custody agreement and the names of the Persons authorized to draw thereon or to withdraw therefrom. SCHEDULE 3.18 further sets forth the names of all of the officers and directors of Seller as of the date noted thereon.

         SECTION 3.19 REGARDING VARIOUS TRANSACTIONS

      (a) Except as set forth in SCHEDULE 3.19 attached hereto, Seller has not engaged in any transactions with any Affiliate since the inception of Seller, except in the ordinary course of Seller's business.

      (b) Except as set forth in SCHEDULE 3.19, neither Seller nor any of its Affiliates has acquired any stock in Buyer.

      (c) Except for distributions of cash in the ordinary course of business, during the two years immediately preceding the Closing Date Seller has not made any distributions to any of its equity holders, nor has it engaged in any transactions with its equity holders involving the issuance, exchange or redemption of its stock.

      (d) Seller is not a successor to any entity (by merger or acquisition of assets), and Seller has not been a subsidiary or division during the two years immediately preceding the Closing Date.

         SECTION 3.20. ACCURACY OF REPRESENTATIONS AND WARRANTIES; SCHEDULES AND EXHIBITS.

         (a) No representation, warranty or other statement made by or on behalf of Seller in this Agreement or any other document executed or to be executed in connection therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein taken as a whole not misleading in light of the circumstances under which they were made.

         (b) Disclosure of any fact or item by Seller in any Schedule or Exhibit hereto referenced by a particular paragraph or section in this Agreement or in any certificate delivered on or prior to the Closing Date shall, should the existence of the fact or item or its contents be relevant to any other paragraph or section, be deemed to be disclosed with respect to that other paragraph or section whether or not an explicit cross-reference appears.

         SECTION 3.21. NO IMPLIED REPRESENTATION. NOTWITHSTANDING ANYTHING CONTAINED IN THIS ARTICLE OR ANY OTHER PROVISION OF THIS AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT SELLER IS NOT MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BEYOND THOSE EXPRESSLY GIVEN IN THIS AGREEMENT, THE SCHEDULES AND THE DOCUMENTS, INSTRUMENTS AND CERTIFICATES TO BE DELIVERED TO BUYER AT THE CLOSING, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OR REPRESENTATION AS TO CONDITION, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO ANY OF THE ASSETS AND IT IS UNDERSTOOD THAT BUYER TAKES ALL OF SUCH PROPERTIES AND ASSETS ON AN "AS IS" AND "WHERE IS" BASIS. It is understood that any cost estimates, projections or other predictions contained or referred to in the Schedules hereto and any cost estimates, projections or predictions that have been or shall hereafter be provided to Buyer or any of its Affiliates, agents or representatives are not and shall not be deemed to be representations or warranties of Seller. NOTWITHSTANDING ANY PROVISION OF THIS SECTION 3.21 TO THE CONTRARY, BUT SUBJECT IN ALL EVENTS TO THE TERMS OF THIS AGREEMENT WITH RESPECT TO SURVIVAL OF THE REPRESENTATIONS, WARRANTIES AND AGREEMENTS THAT ARE CONTAINED HEREIN, SELLER ACKNOWLEDGES THAT (A) BUYER IS RELYING ON THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III AND IN ARTICLE VI IN DECIDING TO ENTER INTO THIS AGREEMENT, AND (B) BUYER'S DECISION TO CONSUMMATE THE TRANSACTIONS MADE THE SUBJECT OF THIS AGREEMENT SHALL NOT BE CONSTRUED AS, OR BE DEEMED TO BE, A WAIVER OF BUYER'S RELIANCE ON THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III AND IN ARTICLE VI IN ELECTING TO CONSUMMATE THE TRANSACTIONS MADE THE SUBJECT OF THIS AGREEMENT. BUYER REPRESENTS AND WARRANTS THAT THE ASSETS DO NOT CONSTITUTE "CONSUMER PRODUCTS" WITHIN THE MEANING OF THE MAGNUSON-MOSS WARRANTY ACT AND THAT IF ANY WARRANTY IS NEVERTHELESS IMPOSED UNDER THAT ACT BUYER HEREBY WAIVES ANY

ACTIONS OR REMEDIES AVAILABLE THEREUNDER. BUYER HEREBY WAIVES ANY ACTIONS OR REMEDIES TO THE EXTENT AVAILABLE TO IT UNDER (i) THE DELAWARE UNIFORM DECEPTIVE TRADE PRACTICES ACT, DELAWARE CODE SECTION 6-2531, ET SEQ., AND (ii) THE FLORIDA CONSUMER PROTECTION LAWS, FLA. LAWS CH. 501.

         SECTION 3.22. CONSTRUCTION OF CERTAIN PROVISIONS. It is understood and agreed that neither the specification of any dollar amount in the representations and warranties contained in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes of this Agreement.

         SECTION 3.23. ESTOPPEL. Seller's representations and warranties under this Agreement shall be limited by, and Seller shall have no liability arising out of, any facts or circumstances which become known to Buyer prior to the Closing. For purposes of this Section 3.23, any facts or circumstances shall be deemed to be known by Buyer upon the actual knowledge by Dale S. Baker, Joseph
E. Civiletto or William H. Alderman.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as follows:

         SECTION 4.1. ORGANIZATION; AUTHORIZATION; ECT. Buyer is a corporation duly organized and validly existing under the laws of its jurisdiction of organization. Buyer has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of Buyer's obligations hereunder and the consummation of the transactions contemplated hereby by Buyer have been duly and validly authorized by all necessary corporate proceedings on the part of Buyer and no other proceedings or actions on the part of Buyer, its board of directors or stockholders are necessary therefor. The execution, delivery and performance by Buyer of this Agreement will not (i) violate any provision of the certificate of incorporation or bylaws or similar organizational instrument of Buyer, (ii) violate any provision of, or be an event that is (or with the passage of time will result in) a violation of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or, except in accordance with the terms of that certain Amended and Restated Credit Agreement dated June 26, 1996, by and among Buyer and the Lenders and Issuing Banks thereunder and Citicorp USA, Inc., as agent for the Lenders and the Issuing Banks, result in the imposition of any lien upon or the creation of a security interest in any of Buyer's assets or properties pursuant to, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment, injunction or decree to which Buyer is a party or by which Buyer is bound, or (iii) violate or conflict with any statute, rule or regulation applicable to Buyer or any of its properties or assets or any other restriction of any kind or character to which Buyer is subject. This Agreement has been duly executed and delivered by Buyer, and, assuming the due execution and delivery of this Agreement by Seller, this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

         SECTION 4.2. BROKERS, FINDERS, ETC. Buyer has not employed, and is not subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated hereby who would have a valid claim for a fee or commission from Seller in connection with such transactions.

         SECTION 4.3. LICENSES, APPROVALS, OTHER AUTHORIZATIONS, CONSENTS, REPORTS, ETC. There are no registrations, filings, applications, notices, consents, approvals, orders, qualifications or waivers required to be made, filed, given or obtained by Buyer with, to or from any Person in connection with the execution, delivery, performance and consummation of the Asset Purchase, except for those that become applicable solely as a result of the specific regulatory status of Seller or its Affiliates.

         SECTION 4.4. LITIGATION; ORDERS. As of the Effective Date, there are no lawsuits, actions, administrative or arbitration or other proceedings or governmental investigations pending or, to Buyer's knowledge, threatened by or against Buyer (to the extent reasonably expected to impact or affect the ability of Buyer to consummate the Asset Purchase). As of the Effective Date, to Buyer's knowledge, there are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency, or by arbitration) against Buyer (to the extent reasonably expected to affect the Assets taken as a whole or impact or affect the ability of Buyer to consummate the Asset Purchase).

         SECTION 4.5. AVS STOCK. AVS is authorized to issue 51,000,000 shares of capital stock of which (i) 50,000,000 shares are Common Stock, par value $0.001 per share, and (ii) 1,000,000 shares are Preferred Stock, par value $0.01 per share. As of the date hereof and not including the AVS Shares (a) 8,062,500 shares of AVS's Common Stock have been issued and are outstanding, and (b) none of AVS's Preferred Stock has been issued.

         SECTION 4.6. DISCLOSURE. Buyer has heretofore delivered to the Seller each of the following:

      (a) Buyer's Prospectus dated June 26, 1996 as well as a copy of Buyer's Quarterly Reports on Form 10Q for quarters ending June 30, 1996 and September 30, 1996; and

      (b) All other reports of Buyer filed with the SEC, to the extent that such reports have been filed with the SEC after the filing of the reports referred to in Section 4.6(a) above and prior to the execution hereof.

         Each of such documents, at the time it was prepared, and all of such documents taken together, did not and do not contain an untrue statement of material fact or omit to state any material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. All the financial statements contained in the foregoing documents were prepared from the books and records of Buyer. The audited financial statements were prepared in accordance with GAAP, and fairly and accurately reflect the financial position and condition of Buyer as of the dates and for the periods indicated. The unaudited financial statements were prepared in a manner not inconsistent with the basis of presentation used in the audited financial statements, and fairly present the financial condition of Buyer as at and for the periods indicated, subject to normal adjustments, none of which will be material.

         SECTION 4.7. THE AVS SHARES. The AVS Shares are validly issued, fully paid and nonassessable, and upon delivery thereof to Seller, Seller will have good title to the AVS Shares, free and clear of all liens, claims, encumbrances, and other equities by nature, except as provided in this Agreement, the Stockholders Agreement and the Escrow Agreement.

         SECTION 4.8. ACCURACY OF REPRESENTATIONS AND WARRANTIES; SCHEDULES AND EXHIBITS

         (a) No representation, warranty or other statement made by or on behalf of Buyer in this Agreement or any other document executed or to be executed in connection therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein taken as a whole not misleading in light of the circumstances under which they were made.

         (b) Disclosure of any fact or item by Buyer in any Schedule or Exhibit hereto referenced by a particular paragraph or section in this Agreement or in any certificate delivered on or prior to the Closing Date shall, should the existence of the fact or item or its contents be relevant to any other paragraph or section, be deemed to be disclosed with respect to that other paragraph or section whether or not an explicit cross-reference appears.

                                    ARTICLE V

                          COVENANTS OF SELLER AND BUYER

         SECTION 5.1. EFFORTS; OBTAINING CONSENTS

      (a) Subject to the terms and conditions herein provided, Seller and Buyer each agree to use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereby, and to cooperate with the other in connection with the foregoing, including using all reasonable efforts (i) to obtain the waivers, consents, approvals and authorizations described on SCHEDULE 3.7(B), (ii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby, (iii) to effect all necessary registrations and filings and submissions of information requested by any Government Authority, and (iv) to fulfill all conditions to this Agreement.

      (b) Seller and Buyer further covenant and agree, with respect to any threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, to respectively use all reasonable efforts to prevent the entry, enactment or promulgation thereof, as the case may be. In furtherance and not in limitation of the foregoing, Buyer and Seller shall use all reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby.

      (c) Each party hereto shall promptly inform the other of any material communication from any Government Authority regarding any of the transactions contemplated hereby. If either party or any Affiliate thereof receives a request for additional information or documentary material from any such Government Authority with respect to the transactions contemplated hereby, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party where such consultation is necessary or appropriate, an appropriate response in compliance with such request.

         SECTION 5.2. FURTHER ASSURANCES. Seller and Buyer agree that, from time to time, whether before, at or after the Closing Date, each of them will, and will cause their respective Affiliates to, execute and deliver such further instruments of conveyance and transfer and take such other action as may be reasonably necessary to carry out the purposes and intents of this Agreement. Without limiting the generality of the preceding sentence, after the Closing, and for no further consideration, Seller shall (a) use its reasonable efforts to enable Buyer to accomplish the transfer or issuance of all authorizations of any Government Authority and all other registrations, permits, approvals and the like as contemplated by this Agreement and as shall be required from time to time for Buyer to operate the Business, and (b) execute, acknowledge and deliver such assignments, transfers, consents and other documents and instruments as Buyer or its counsel may reasonably request, in each case, to vest in Buyer, and protect Buyer's right, title and interest in, and enjoyment of, the Assets and the Business intended to be conveyed, assigned, transferred and granted to Buyer pursuant to this Agreement. If requested by Buyer, Seller further agrees to use its reasonable best efforts to prosecute or otherwise enforce in its own name for the benefit of Buyer any claims, rights or benefits that are transferred to Buyer by this Agreement and that require prosecution or enforcement in any of Seller's name. Any prosecution or enforcement of claims, rights or benefits under this Section 5.2 shall be at Buyer's sole expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by Seller. Following the Closing, Seller shall refer to Buyer, as promptly as practicable, any telephone calls, letters, orders, notices, requests, inquiries and other communications relating to the Assets and the Business transferred or granted at such Closing. Notwithstanding the generality of the foregoing, Seller acknowledges and agrees that, if, after the Closing, Seller receives any payments or other consideration attributable to the accounts receivable or notes receivable included within the Assets, then Seller shall hold any and all such payments or consideration in trust for the benefit of Buyer and Seller shall immediately segregate and turn over to Buyer any and all such payments and consideration. Seller further acknowledges and agrees that the agreements of Seller contained in the preceding sentence shall be absolute and unconditional obligations of Seller and shall not be subject to the thresholds, deductibles and limitations set forth in Article X of this Agreement.

         SECTION 5.3. PUBLIC ANNOUNCEMENTS. Seller and Buyer will consult with each other before issuing, or permitting any agent or Affiliate to issue, any press releases or otherwise making or permitting any agent or Affiliate to make, any public statements with respect to this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, Seller and Buyer shall be permitted to file any required disclosures relating to the Asset Purchase as may be required by the federal securities laws or by any securities exchange on which securities of Seller, Buyer or any of their respective Affiliates are listed, and Seller and Buyer shall, upon the Closing of the Asset Purchase, be permitted to issue the press release attached hereto as EXHIBIT 5.3.

         SECTION 5.4. ACCOUNTS AND NOTES PAYABLE NOTICES. Seller shall assist Buyer and Buyer's agents and representatives in delivering notices from Seller, in form and substance reasonably satisfactory to Seller and Buyer, and at Buyer's sole cost and expense, to each Person to whom Seller anticipates it will owe an account payable or note payable as of the Closing Date notifying such Person that Buyer has assumed liability for the payment of such account payable or note payable pursuant to the terms hereof. Seller hereby covenants and agrees that it will provide Buyer with a list of the Persons to whom such notice should be addressed.

         SECTION 5.5. POST-CLOSING CONFIDENTIALITY. After the Closing, Seller shall not use or disclose to any Person any trade or business secrets relating to the Business, and Seller shall not intentionally disclose, directly or indirectly, any such information, and shall cause such information to be kept confidential and not used in any way detrimental to Buyer; PROVIDED, that (i) Seller may use or disclose any such information which has been publicly disclosed (other than directly or indirectly by Seller after the Effective
Date), (ii) to the extent that Seller may become legally compelled to disclose any of such information, Seller may disclose such information if Seller has used its best efforts, and shall have afforded Buyer the opportunity, to obtain any appropriate protective order, or other satisfactory assurance of confidential treatment, for the information to be so disclosed, (iii) Seller may disclose any such information to Seller's agents and experts who agree to be bound by this confidentiality provision, and (iv) Seller may disclose such confidential information as may be necessary for Seller to prosecute or defend any Claims related to or arising out of this Agreement.

         SECTION 5.6. REGISTRATION OF AVS SHARES. Buyer hereby covenants and agrees that Buyer will use its best efforts to see that the AVS Shares are registered in a selling shareholder shelf registration as soon as Buyer is legally able to effect such registration in accordance with the Securities Act of 1933 (as amended, or any similar federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time), and to utilize Form S-3 for this purpose (which registration is legally precluded until the one year anniversary of the effectiveness of Buyer's initial S-1 registration statement filed with the Securities and Exchange Commission). Buyer's obligations under this Section 5.6 will survive the Closing.

                                   ARTICLE VI

                                EMPLOYEE BENEFITS

         SECTION 6.1. EMPLOYEE BENEFIT PLANS. Seller hereby represents and warrants to Buyer as follows:

         (a) SCHEDULE 6.1(A) lists all compensation and benefit plans, contracts and arrangements (other than routine administrative procedures or government-required programs) in effect as of the Effective Date sponsored or maintained by Seller or its Affiliates including all pension, profit sharing, savings and thrift, bonus, incentive or deferred compensation, severance pay and medical and life insurance plans in which any current or former employees of Seller or their respective dependents (collectively, "EMPLOYEES") participate (collectively, "EMPLOYEE BENEFIT PLANS").

      (b) All Employee Benefit Plans which are "employee benefit plans," as defined in Section 3(3) of ERISA, are in compliance with and have been administered in compliance with all applicable requirements of law, including but not limited to the Code and ERISA, and all contributions or premiums required to be made to each such plan under the terms of such Plan, ERISA or the Code for all periods of time prior to the Effective Date and the Closing Date have been or will be, as the case may be, made or accrued.

      (c) Except as otherwise set forth on SCHEDULE 6.1(C), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due under any Employee Benefit Plan, (ii) materially increase any benefits otherwise payable under any Employee Benefit Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

         SECTION 6.2. TERMINATION OF PARTICIPATION. Except as otherwise provided in this Article VI, the active participation of all Employees in each Employee Benefit Plan shall cease as of the Closing Date and no additional benefits shall be accrued thereunder for such employees.

         SECTION 6.3. PROFIT SHARING PLAN. Effective as of the Closing Date, Seller shall take, or shall cause to be taken, all action necessary to fully vest all Active Employees in their accrued benefits, if any, under the Seller's Profit Sharing Plan (the "PROFIT SHARING PLAN") and to provide for allocation of contributions accrued prior to the Closing Date with respect to the Active Employees who are participants in the Profit Sharing Plan as of the Closing Date. As of the Closing Date, Seller shall make all contributions on behalf of all Active Employees to the Profit Sharing Plan attributable to service and compensation for such Active Employees through the Closing Date, whether or not such contributions are due under the terms of the Profit Sharing Plan and terminate Seller's Profit Sharing Plan. Seller shall, to the extent legally permissible, cause a spin-off and transfer, in compliance with Section 414(l) of the Code, from the trust for the Profit Sharing Plan to a trust established by and for a defined contribution savings plan qualified under

Sections 401(a) and 401(k) of the Code maintained or established by Buyer ("BUYER'S 401(K) PLAN") of an amount in cash equal to the aggregate account balances, as of the date of such transfer, of the Hired Employees (as defined in Section 6.4) who are participants under the Profit Sharing Plan as of such transfer date. Any such transfer shall occur as soon as practicable after all of the following have occurred: (a) the Closing, (b) the designation (or amendment, if necessary) of Buyer's 401(k) Plan, (c) the receipt by Seller of a favorable determination letter issued by the Internal Revenue Service for Buyer's 401(k) Plan or an opinion of counsel of Buyer reasonably satisfactory to Seller opining that the Buyer's 401(k) Plan is a qualified plan under Sections 401(a) and 401(k) of the Code, and, if applicable, (d) the expiration of thirty
(30) days after both Buyer and Seller have filed Form 5310-A, if necessary, with the Internal Revenue Service. From and after the date of such transfer, the Hired Employees who are participants under the Profit Sharing Plan as of such transfer date shall be participants under Buyer's 401(k) Plan. If such a transfer to Buyer's 401(k) Plan is not legally permissible, then Seller shall cause the amounts in Seller's Profit Sharing Plan to be distributed to the participants therein upon termination.

         SECTION 6.4. EMPLOYEES

      (a) At Closing, Buyer agrees to offer employment to all Persons listed on
SCHEDULE 6.4(A) and any Persons which are hired by Seller to replace such employees prior to the Closing Date (collectively, "ACTIVE EMPLOYEES") on such terms and conditions as may be determined by Buyer in its sole discretion; provided, however, that the base salary of such hired persons shall not be less than their base salaries as of the Closing Date (the Persons actually hired by Buyer are referred to herein as the "HIRED EMPLOYEES"). Buyer agrees to assume all accrued but unpaid vacation time of the Hired Employees as of the Closing Date.

      (b) Buyer shall indemnify and shall hold Seller and the Seller Indemnified Parties harmless from and against all Covered Liabilities with respect to all Hired Employees for all actions of Buyer occurring after the Closing Date, including any Covered Liabilities with respect to Hired Employees arising out of the transactions contemplated by this Agreement. Without limiting the foregoing, Buyer shall indemnify and shall hold Seller and the Seller Indemnified Parties harmless from and against any claims asserted by any Hired Employee for any severance package from Seller.

      (c) Seller agrees that, without the prior written consent of Buyer, which consent may be withheld in Buyer's sole discretion, neither Seller nor any Affiliate will hire or offer to hire any of the Active Employees identified on
SCHEDULE 6.4(A) attached hereto, for a period of five (5) years after the Closing Date. The agreements contained in this Section 6.4(c) shall be enforced in accordance with the provisions of Section 11.13(c).

      (d) Notwithstanding anything in this Agreement to the contrary, Seller and Buyer covenant and agree to cooperate and to consult with each other to ensure that neither Seller nor Buyer, nor both of them, violate any federal or state equal opportunity anti-discrimination, wage and hour or any other employment law, rule or regulation that is or may be applicable to the provisions hereof (collectively, "EMPLOYMENT LAWS"). Each of Seller and
Buyer covenant and agree that neither will take any separate actions or omissions, or joint actions or omissions, which would cause either Seller or Buyer, or both, to violate any of the Employment Laws. Seller and Buyer further covenant and agree that in the event any of the Employment Laws are violated, Seller shall be solely responsible and liable for any and all Claims relating to any violation by Seller of the Employment Laws (except to the extent Seller is indemnified by Buyer for violations of Employment Laws by Buyer with respect to the Hired Employees pursuant to the terms of this Agreement), and Buyer shall be solely responsible and liable for any and all Claims relating to any violation by Buyer of the Employment Laws.

                                   ARTICLE VII

                                   TAX MATTERS

         SECTION 7.1. TAX RETURNS. Seller represents and warrants that all Tax returns required to be filed for taxable periods ending on or prior to the Closing Date by, or with respect to any activities of, the Business have been or will be filed in accordance with all applicable laws. All Taxes with respect to Seller (whether or not requiring the filing of a return and including any interest, penalties and additions thereto) due and payable have been, and as of the Closing Date will have been, timely paid in full. To Seller's knowledge, neither Seller nor any Affiliate of Seller is a party to any threatened action or proceeding for assessment or collection of Taxes and no claim for assessment or collection of Taxes has been asserted against Seller, any Affiliate of Seller or any member of such affiliated or combined group. Seller represents and warrants that SCHEDULE 7.1 attached hereto sets forth the name, address and account number of all taxing authorities for which Seller has paid Taxes related to the Business since Seller's inception. Seller is not a foreign person within the meaning of Section 1445 of the Code.

         SECTION 7.2. SALES, TRANSFER AND SIMILAR TAXES. Buyer shall be liable for, and shall hold harmless Seller and the Seller Indemnified Parties, from and against any and all Taxes and fees levied in connection with the transfer of the Assets to Buyer, including but not limited to sales, transfer, use, and filing fees and Taxes. Buyer and Seller shall each be liable for, and shall hold harmless the other party and the Seller Indemnified Parties and the Buyer Indemnified Parties, as the case may be, from and against any income Taxes levied against such party in connection with the transactions contemplated by this Agreement.

         SECTION 7.3. COOPERATION AND EXCHANGE OF INFORMATION

      (a) As soon as practicable, but in any event within thirty (30) days after Seller's request, from and after the Closing Date, Buyer shall provide Seller with such cooperation and shall deliver to Seller such information and data concerning the pre-Closing operations of the Business and make available such knowledgeable Hired Employees as Seller may reasonably request, including providing the information and data required by Seller's customary Tax and accounting questionnaires, in order to enable Seller to complete and file all Tax returns which it or its Affiliates may be required to file with respect to the operations and business of Seller through the Closing Date or to respond to audits by any taxing authorities with respect to such operations and to otherwise enable Seller to satisfy its internal accounting and Tax requirements. Such cooperation and information shall include promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any taxing authority which relate to the operations and business of Seller through the Closing Date, and providing copies of all relevant Tax returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any taxing authority and records concerning the ownership and Tax basis of property, which Buyer may possess and which relate to the operation and business of Seller through the Closing Date. Buyer shall make its employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder.

         (b) For a period of seven (7) years after the Closing Date or such longer period as may be required by law, Buyer shall retain in accordance with I.R.S. Rev. Proc. 86-19 and 91-59, and neither destroy nor dispose of, all Tax returns, books and records (including computer files) of, or with respect to the activities of, the Business for all taxable periods ending on or prior to the Closing Date. Thereafter, Buyer shall not destroy or dispose of any such Tax returns, books or records unless it first uses its best efforts to offer such Tax returns, books and records to Seller in writing at least sixty (60) days prior to such proposed destruction or disposition; PROVIDED, HOWEVER, that sixty
(60) days after Buyer offers such Tax returns, books or records to Seller in writing, if Seller does not accept such offer, Buyer shall be free to dispose of or destroy such records and if Seller accepts such offer, Buyer shall no longer have any obligation hereunder with respect to records delivered to Seller.

         (c) Buyer and Seller and their respective Affiliates shall cooperate in the preparation of all Tax returns relating in whole or in part to taxable periods ending on or before or including the Closing Date that are required to be filed after such date, a list of which is set forth on SCHEDULE 7.3(C) attached hereto. Such cooperation shall include, but not be limited to, furnishing prior years' Tax returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax returns, and furnishing such other information within such party's possession requested by the party filing such Tax returns as is relevant to their preparation. In the case of any state, local or foreign joint, consolidated, combined, unitary or group relief system Tax returns, such cooperation shall also relate to any other taxable periods in which one party could reasonably require the assistance of the other party in obtaining any necessary information.

         (d) Seller shall have the right, at its own expense, to control any audit or examination by any taxing authority ("TAX AUDIT"), initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all Taxes for any taxable period ending on or before the Closing Date with respect to the Business. In this regard, Seller agrees, notwithstanding any other provision of this Agreement, to indemnify, defend, and hold harmless Buyer and the Buyer Indemnified Parties from and against any and all claims, liabilities, damages, losses, actions, causes of action, costs fees and expenses, including without limitation, court costs and attorney's fees and expenses, in any way arising out of any such Tax Audit. The indemnities of Seller contained in this
Section 7.3(d) shall be absolute and unconditional obligations of Seller and shall not be subject to the thresholds, deductibles and limitations set forth in
Article X.

         (e) If either party fails to provide any information reasonably requested by the other party that such other party is obligated to provide to the requesting party pursuant to the terms of this Agreement in the time specified herein, or if no time is specified pursuant to this Section 7.3, within a reasonable period, or otherwise fails to do any act required of it under this Section 7.3, then the other party shall be obligated, notwithstanding any other provision of this Agreement, to indemnify the requesting party and the Seller Indemnified Parties or the Buyer Indemnified Parties, as the case may be, and the other party shall so indemnify and hold harmless the requesting party and the Seller Indemnified Parties or the Buyer Indemnified Parties, as the case may be, from and against any and all costs, claims or damages, including all Taxes or deficiencies thereof, payable as a result of such failure.

                                  ARTICLE VIII

                    CONDITIONS OF BUYER'S OBLIGATION TO CLOSE

         Buyer's obligation to consummate the Asset Purchase shall be subject to the satisfaction on or prior to the Closing Date, or waiver by Buyer, of all of the following conditions:

         SECTION 8.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. The representations and warranties of Seller contained in this Agreement shall have been true on the Effective Date without regard to any schedule updates and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time), and the covenants and agreements of Seller to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed or complied with in all material respects.

         SECTION 8.2. FILINGS; CONSENTS. All registrations, filings, applications, notices, consents, assignments, approvals, estoppel certificates, orders, qualifications and waivers either (a) listed on SCHEDULE 3.7(B) and indicated thereon as being a condition to the Closing for Buyer or (b) described in Section 5.1(a)(iv) shall have been filed, made or obtained.

         SECTION 8.3. NO INJUNCTION OR PENDING LITIGATION. At the Closing Date, there shall be no legislation, injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the Asset Purchase, and there shall be no action, suit or proceeding, in law or in equity, instituted or threatened before any federal, state, county or local court, department, commission, agency or other instrumentality or arbitrator or similar entity pertaining to the transactions contemplated by this Agreement or to their consummation, excluding any action, suit or proceeding instituted or threatened by Buyer.

         SECTION 8.4. DELIVERY OF RECORDS. Seller shall have delivered all Records in its possession to Buyer in accordance with the provisions of Section 2.9.

         SECTION 8.5. RELEASES OF LIENS. Buyer shall have received releases of all liens with respect to the Assets in recordable form executed by all holders of liens that are of record in any jurisdiction; all of which shall operate to release any and all liens and encumbrances affecting the Assets, except for Permitted Liens.

         SECTION 8.6. PERFORMANCE OF SELLER'S OBLIGATIONS. Seller shall have furnished or caused to be furnished to Buyer, all items required to be furnished to Buyer pursuant to other Sections of this Agreement, including without limitation, the documents described in Sections 2.4(b) and 2.4(c), and otherwise performed and complied with all agreements and conditions required by this Agreement to be performed or complied with prior to the Closing.

         SECTION 8.7. NO MATERIAL ADVERSE CHANGE. Buyer shall have determined to its satisfaction that there has been no material adverse change in the condition of the Business or of Seller which would reasonably be expected to affect the Business, except as may be contemplated by or result from any operations of the Business to the extent such operations are consistent with the terms and provisions of this Agreement.

         SECTION 8.8. DUE DILIGENCE. Buyer shall be satisfied in its sole discretion as to the results of its due diligence investigation of Seller, including, without limitation, of the Business, the Assets, the Assumed Liabilities, and its review of the Financial Information described on SCHEDULE 3.2.

                                   ARTICLE IX

                   CONDITIONS TO SELLER'S OBLIGATION TO CLOSE

         Seller's obligation to consummate the Asset Purchase is subject to the satisfaction on or prior to the Closing Date, or waiver by Seller, of all of the following conditions:

         SECTION 9.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time) and the covenants and agreements of Buyer to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

         SECTION 9.2. NO INJUNCTION OR LITIGATION. At the Closing Date, there shall be no legislation, injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the Asset Purchase, excluding any injunction, restraining order or decree resulting from action initiated by Seller, and there shall be no action, suit or proceeding, in law or in equity, instituted or threatened before any federal, state, county or local court, department, commission, agency or other instrumentality or arbitrator or similar entity pertaining to the transactions contemplated by this Agreement or to their consummation, or challenging the legality or validity of this Agreement, excluding any action, suit or proceeding instituted or threatened by Seller.

         SECTION 9.3. DELIVERY OF INITIAL PURCHASE PRICE AND CLOSING DOCUMENTS. Buyer shall have delivered to Seller the Initial Purchase Price and have executed and delivered to Seller the documents described in Sections 2.4(b) and 2.4(d).

         SECTION 9.4. PERFORMANCE OF BUYER'S OBLIGATIONS. Buyer shall have furnished or caused to be furnished to Seller, all items required to be furnished to Buyer pursuant to other Sections of this Agreement and otherwise performed and complied with all agreements and conditions required by this Agreement to be performed or complied with prior to the Closing.

                                    ARTICLE X

                            SURVIVAL; INDEMNIFICATION

         SECTION 10.1. SURVIVAL

         (a) Except as otherwise provided in Section 5.6 and Section 7.3(d), all representations, warranties and (except as provided in Section 10.1(e)) covenants and agreements of the parties contained in this Agreement, or any certificate, document or other instrument delivered in connection herewith (to the extent not fully performed prior to the Closing Date), shall survive the Closing only until the EARLIER OF (i) the twelfth (12th) month anniversary of the Closing, and (ii) with regard to those items and matters that would be discovered in the course of an audit conducted by Buyer's independent auditors, the date on which Buyer releases its audited financial statements showing the results of the combined operations of Buyer and the Business, except for the liabilities or obligations of Seller relating to the payment of Taxes which shall survive until the applicable statute of limitations shall have expired. Notwithstanding the terms of this Section 10.1(a), Seller and Buyer hereby acknowledge and agree that Seller's obligations with respect to the London Matter (x) are NOT subject to the limitations on survival described in this
Section 10.1(a), and (y) shall continue as absolute obligations of Seller following the Closing.

         (b) No action or proceeding may be brought with respect to any of the representations, warranties, covenants or agreements set forth in this Agreement, unless written notice thereof, setting forth in reasonable detail the claimed misrepresentation or breach of warranty, covenant or agreement, shall have been delivered to the party alleged to have breached such representation, warranty, covenant or agreement prior to the expiration of the survival time set forth for such representation, warranty, covenant or agreement in Section 10.1(a) and Section 10.1(e).

         (c) In calculating any amount of loss payable to Seller pursuant to
Section 10.2(a) or payable to Buyer pursuant to Section 10.2(b), amounts shall not be included for special damages, consequential damages, incidental damages, lost profits, damages for lost business opportunity, punitive damages or exemplary damages.

         (d) Notwithstanding any provision to the contrary contained in this Agreement, neither Buyer nor Seller shall make any claim against the other party for any breach of representation, warranty, covenant or agreement under this Agreement until the dollar amount of all loss to such other party for such breaches suffered after the Closing, shall exceed in the aggregate the amount of $50,000, and, if such amount is exceeded, Buyer or Seller, as the case may be, shall be required to pay the entire amount of such aggregate loss to the other party for all such breaches; PROVIDED, HOWEVER, that, except as set forth below with regard to the Retained Liabilities, Seller's obligations and liabilities with respect to representations, warranties, covenants and agreements set forth in this Agreement shall not exceed $1,000,000, and PROVIDED FURTHER, HOWEVER, that the indemnities of Seller with respect to any Claims against any of the Buyer Indemnified Parties relating to Seller's failure to satisfy the Retained Labilities and of Buyer with respect to any Claims against any of the Seller Indemnified Parties relating to Buyer's failure to satisfy the

Assumed Liabilities, respectively, shall be absolute and unconditional obligations of Seller and Buyer, respectively, and shall not be subject to the thresholds and limitations set forth in this Article X.

      (e) Those covenants or agreements that contemplate or may involve actions to be taken or obligations in effect after the Closing shall survive in accordance with their terms.

         SECTION 10.2. GENERAL INDEMNIFICATION BY BUYER OR SELLER

      (a) From and after the Closing Date, Buyer shall indemnify and hold harmless Seller, Seller's Affiliates, and each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "SELLER INDEMNIFIED PARTIES")
(i) subject to the applicable notification and timing requirements and the other limitations provided in Section 10.1, from and against any and all Covered Liabilities arising out of any breach of any representation or warranty or of any covenant or agreement which survives the Closing made by Buyer under this Agreement, (ii) from and against any and all Covered Liabilities arising out of the failure of Buyer to pay, discharge or perform any of the Assumed Liabilities, and (iii) the operation of the Business by Buyer after the Closing Date.

      (b) From and after the Closing Date, Seller shall indemnify and hold harmless Buyer, Buyer's Affiliates, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "BUYER INDEMNIFIED PARTIES") from and against (i) subject to the applicable notification and timing requirements and other limitations and obligations provided in Sections 10.1 and 10.3, any and all Covered Liabilities arising out of any breach of any representation or warranty or of any covenant or agreement which survives the Closing made by or on behalf of Seller under this Agreement, and (ii) any and all Covered Liabilities arising out of the failure of Seller to pay, discharge or perform any of the Retained Liabilities, including, without limitation, the London Matter.

      (c) Except as may otherwise be provided herein, indemnification pursuant to this Article X shall be the exclusive remedy for any breach by either party of any representation or warranty contained in this Agreement.

         SECTION 10.3. THIRD PARTY CLAIMS. If a claim by a third party is made against an indemnified party (i.e., a Seller Indemnified Party or a Buyer Indemnified Party), and if such indemnified party intends to seek indemnity with respect thereto under this Article X, such indemnified party shall promptly notify the indemnifying party in writing of such claims setting forth such claims in reasonable detail. The indemnifying party shall have thirty (30) days (or such shorter period as may be necessary to prevent the loss of any rights or claims) after receipt of such notice to undertake, through counsel of its own choosing (subject to the reasonable approval of the indemnified party) and at its own expense, the settlement or defense thereof, and the indemnified party shall cooperate with it in connection therewith; PROVIDED, HOWEVER, that the indemnified party may participate in such settlement or defense through counsel chosen by such indemnified party, PROVIDED that the fees and expenses of such counsel shall be borne by such indemnified party. The indemnified party shall have the right to pay or settle any such claim, PROVIDED that in such event it shall waive any right to indemnity therefor by the indemnifying party unless the indemnifying party has consented in writing to such payment or settlement. If the indemnifying party does not notify the indemnified party within thirty (30) days (or such shorter period as may be necessary to prevent the loss of any rights or claims) after the receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

         SECTION 10.4. BULK SALES WAIVER; INDEMNIFICATION. Buyer hereby waives compliance by Seller with the provisions of any applicable "bulk sales" or similar laws, subject to the indemnity of Seller contained in this Section 10.4. Seller hereby agrees to indemnify, defend, and hold harmless Buyer and the Buyer Indemnified Parties from and against any and all claims, liabilities, damages, losses, actions, causes of action, costs, fees and expenses, including, without limitation, court costs and attorney's fees, in any way arising out of any "bulk sales" or similar laws applicable to the Asset Purchase, unless the claim relates to an Assumed Liability. Seller acknowledges and agrees that the agreements of Seller contained in this Section 10.4 shall be absolute and unconditional obligations of Seller and shall not be subject to the thresholds, deductibles and limitations set forth in Article X of this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.1. NON-ASSIGNABLE UNDERTAKINGS AND RIGHTS. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any claim, contract, license, permit, lease, commitment, sales order or purchase order which would otherwise be assigned hereunder if any attempted assignment thereof without the consent of the other party thereto or the grantor thereof would constitute a breach thereof or would in any way affect the rights of Seller thereunder. If such consent is not obtained, Seller shall act as the agent for Buyer in order to obtain for Buyer the benefits thereunder. To the extent that consents or waivers are not obtained by Seller prior to Closing but Buyer elects to consummate the Asset Purchase, Seller and Buyer shall continue to seek such consents or waivers and to cooperate with each other to establish, to the extent practicable, arrangements that are reasonable and lawful as to both Seller and Buyer, and which result in the benefits and obligations under such assumed contracts, leases and permits being apportioned in a manner that is in accordance with the purpose and intention of this Agreement.

         SECTION 11.2. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this
Section 11.2, PROVIDED receipt of copies of such counterparts is confirmed.

         SECTION 11.3. GOVERNING LAWS. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.

         SECTION 11.4. ENTIRE AGREEMENT. This Agreement (including agreements incorporated herein), and the Schedules and Exhibits hereto and the London Matter Memorandum supersede any and all previous agreements and understandings between the parties and contain the entire agreement between the parties with respect to the subject matter of this Agreement and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. Except for Sections 2.2, 10.2, and 10.3, which are intended to benefit, and to be enforceable by, any of the Seller Indemnified Parties and the Buyer Indemnified Parties, as the case may be, and Sections 2.4, 2.8, 5.2, 10.2 and 11.1, which are intended to benefit and be enforceable by Seller and any Affiliate of Seller, as the case may be, this Agreement is not intended to confer upon any Person not a party hereto (other that the successors and assigns of the parties hereto as permitted by Section 11.8) any rights or remedies hereunder and no other Person, including any present or future employees of Buyer or Seller, shall be treated as a third-party beneficiary of any of the provisions of this Agreement.

         SECTION 11.5. EXPENSES. Whether or not the Asset Purchase is consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Notwithstanding the foregoing, Buyer agrees to pay reasonable attorneys fees incurred by Seller in connection with this Agreement and the Asset Purchase.

         SECTION 11.6. NOTICES. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to Seller shall be addressed to:

                   AvEng Trading Partners, Inc.
                   518 North J.M. Davis Boulevard
                   Claremore, Oklahoma 74107
                   Attn: Mr. James C. Stoecker
                         President
                   Telecopy Number:  (918) 343-1413

                   with a copy to:

                   Jeffrey Rubenstein, Esq.
                   Much, Schelist, Freed, Denenberg, Ament, Bell & Rubenstein 200 North LaSalle
                   Chicago, Illinois 60601
                   Telecopy Number:  (312) 621-1750

or at such other address and to the attention of such other Person as Seller may designate by written notice to Buyer. Notices to Buyer shall be addressed to:

                   Aviation Sales Company
                   6905 N.W. 25th Street
                   Miami, Florida 33122
                   Attention:  Dale S. Baker, President
                   Telecopy Number:  (305) 599-6610

                   with a copy to:

                   Boyar, Simon & Miller, P.C.
                   4265 San Felipe, Suite 1200
                   Houston, Texas 77027
                   Attention: J. William Boyar, Esq.
                   Telecopy Number:  (713) 552-1758
or at such other address and to the attention of such other Person as Buyer may designate by written notice to Seller.

         SECTION 11.7. [INTENTIONALLY LEFT BLANK]

         SECTION 11.8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including, without limitation, Seller's shareholders in the event of a liquidation of Seller as described in Section 2.10; PROVIDED, HOWEVER, that no party hereto will assign its rights or delegate its obligations under this Agreement without the express prior written consent of each other party hereto. Notwithstanding the provisions of the first sentence of this
Section 11.8, (a) on or after the Closing Date, Seller shall be entitled to assign all of its rights and obligations to any successor entity that may acquire all or substantially all its assets or business, by merger or otherwise, without the prior written consent of Buyer, and (b) this Agreement, and all agreements, documents and instruments contemplated hereby, may be assigned by Buyer to (i) financial institutions (for the purposes of granting security interests herein) and/or (ii) a wholly-owned subsidiary of Buyer (for the purposes of assigning the Buyer's interest herein and therein) without the prior written consent of the Seller; PROVIDED, HOWEVER, that any assignee of any assignment shall be subject to all claims of offset and all defenses that may be asserted by the other party to this Agreement against the assignor to such assignment; and PROVIDED FURTHER, that no such assignment shall relieve Buyer of its obligations hereunder.

         SECTION 11.9. HEADINGS; DEFINITIONS. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

         SECTION 11.10. AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by all parties hereto. Any party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

         SECTION 11.11. INTERPRETATION; ABSENCE OF PRESUMPTION

         (a) For the purposes of this Agreement, (i) "to Seller's knowledge" shall mean the actual knowledge of James C. Stoecker after due inquiry, which may be satisfied by consultation with Seller's Management Team, and, where appropriate, outside legal counsel, (ii) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (iii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iv) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified, (v) the word "or" shall not be exclusive, and (vi) provisions shall apply, when appropriate, to successive events and transactions.

         (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

         SECTION 11.12. SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions of this Agreement.

         SECTION 11.13. SETTLEMENT OF DISPUTES

         (a) Except as provided in Section 2.7(b) and Section 11.13(c), any dispute or controversy between the parties hereto arising from or relating to this Agreement or the construction, validity, interpretation, meaning, performance, non-performance, enforcement, operation or breach of this Agreement shall be submitted to mediation, and if such mediation is unsuccessful then to mandatory, final and binding arbitration. If there arises any dispute or controversy arising from or relating to this Agreement in connection with which a party seeks to impose personal liability upon a Seller Indemnified Party or a Buyer Indemnified Party, the Seller Indemnified Party or the Buyer Indemnified Party against whom such claim is made has the right, but is not required, to require that such dispute or controversy be submitted to mediation, and if such mediation is unsuccessful then to mandatory, final and binding arbitration, in accordance with the provisions of this Section 11.13. Prior written notice of any dispute or controversy described in the preceding sentence shall be delivered to the Seller Indemnified Party or to the Buyer Indemnified Party, who, within ten (10) days after delivery of the notice, shall deliver to the demanding party a written statement of whether the mediation and arbitration provisions of this Section 11.13 are elected. If the written response of the Seller Indemnified Party or the Buyer Indemnified Party is not timely delivered to the claiming party, the provisions of this Section 11.13 shall not apply to such dispute or controversy.

         (b) Any mediation or arbitration under this Agreement shall take place pursuant to the following procedures:

                  (i) If a dispute or controversy arises, either party may, in a written notice delivered to the other party, demand mediation. The notice shall briefly state the matter in controversy.

                  (ii) If the parties do not resolve the dispute within ten (10) days after delivery of the notice of mediation, either party may request that Judicial Arbitration and Mediation

         Service ("JAMS") (or similar mediation service of a similar national scope if JAMS no longer then exists) appoint an independent mediator, who shall serve as mediator for all purposes hereof. Each party shall pay one-half of the cost of the mediator's services, in advance upon request by the mediator or any party.

                  (iii) Within ten (10) days after appointment of the mediator, the mediator shall schedule a meeting among the parties and the mediator for the purpose of mediating the dispute. If the parties do not resolve the dispute with thirty (30) days after appointment of the mediator, the dispute shall be resolved in arbitration and either party may, in a written notice delivered to the other party, demand arbitration. The notice shall name and appoint an arbitrator selected by the party demanding arbitration.

                  (iv) Within thirty (30) days after receiving a demand for arbitration, the receiving party shall, in a written notice delivered to the demanding party, name and appoint its own arbitrator. If the receiving party fails to name and appoint an arbitrator timely, then an arbitrator shall be appointed for the receiving party by the Senior United States District Judge for the Southern District of Florida. The two arbitrators so appointed shall appoint a third arbitrator within thirty (30) days, and the appointment may be made either by agreement of the two arbitrators or by the Senior United States District Judge for the Southern District of Florida at the request of the two arbitrators.

                  (v) Each party shall bear its own arbitration fees, costs and expenses; PROVIDED, HOWEVER, that fees, costs and expenses associated with judicial proceedings may be awarded by a court under Section 11.13(b)(vii). The arbitration hearing shall be held in Miami, Florida at a location designated by a majority of the arbitrators. The Commercial Arbitration Rules of the American Arbitration Association, as supplemented hereby, shall apply to the arbitration. The substantive laws of the State of Delaware (excluding conflict of laws provisions) shall also apply to the arbitration.

                  (vi) The arbitration hearing shall be concluded within ten
         (10) days unless otherwise ordered by a majority of the arbitrators, and the award thereon shall be made within fifteen (15) days after the close of submission of evidence. An award rendered by a majority of the arbitrators shall be final and binding on all parties to the proceeding, except for any appeal rights available under applicable law, and judgment on the award may be entered by either party in a court of competent jurisdiction.

                  (vii) The parties stipulate that the provisions of this
         Section 11.13 shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement between the parties. The arbitration provisions of this Agreement shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement. Should any party institute judicial proceedings seeking to avoid the mediation or arbitration provisions of this Agreement, or should any party in judicial proceedings unsuccessfully contest an arbitration award rendered under this Section

         11.13, the other party shall be entitled to recover reasonable attorney's fees, costs and expenses associated with the judicial proceedings, with the amount of attorney's fees, costs and expenses to be determined by the court. If a party fails to comply with the terms of an arbitration award made under this Agreement, the other party shall be entitled to recover reasonable attorney's fees, costs and expenses incurred in seeking judicial confirmation of the award, with the amount of attorney's fees, costs and expenses to be determined by the court. Failure to comply with the terms of an arbitration award shall include without limitation the failure to pay the full amount due under an arbitration award within the time specified in the arbitration award.

Neither any party hereto nor the arbitrators may disclose the existence or results of any arbitration hereunder without the prior written consent of the other party; nor may any party hereto disclose to any third party any confidential information disclosed by any other party hereto in the course of an arbitration hereunder without the prior written consent of such other party.

         (c) EMERGENCY RELIEF. Notwithstanding anything in this Section 11.13 to the contrary, either party may seek from a court any provisional remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.

                  (i) JURISDICTION. In connection only with the provisions of
         Section 11.13, each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of Florida and, if such court does not have jurisdiction, of the courts of the State of Florida in Dade County, for the purposes of any Action arising out of this Agreement or the subject matter of this Agreement brought by any other party under Section 11.13 of this Agreement.

                  (ii) WAIVER OF DEFENSES. In connection only with the provisions of this Section 11.13, to the extent permitted by applicable law, each party hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action under this
         Section 11.13, any claim (A) that it is not personally subject to the jurisdiction of the above-named courts, (B) that the Action is brought in an inconvenient forum, (C) that it is immune from any legal process with respect to itself or its property, (D) that the venue of the suit, action or proceeding is improper, or (E) that this Agreement or the subject matter of this Agreement may not be enforced in or by such courts.

                  (iii) SERVICE OF PROCESS. In connection only with the provisions of this Section 11.13, Buyer and Seller agree that, even if at any time during the term of this Agreement Buyer is not qualified to do business as a foreign corporation in the State of Florida, or Seller is not qualified to do business as a foreign corporation in the State of Florida, Buyer and Seller each shall and do hereby irrevocably designate and appoint the Secretary of State of the State of Florida as its agent for service of process in any Action with respect to any matter as to which it submits to jurisdiction as set forth above; it being agreed that any method of service upon such agent, with a copy sent to Buyer or Seller, as the case may be, in the manner set forth in Section 11.7, shall constitute valid service upon Buyer or Seller, as the case may be.

                  (iv) JUDICIAL RELIEF FOR BREACH OF NON-SOLICITATION PROVISIONS. Notwithstanding anything in this Section 11.13 to the contrary, a dispute or controversy relating to a violation or threatened violation of Section 6.4(c) of this Agreement shall not be subject to the mediation and arbitration provisions of this Section 11.13, and either party may seek from a court of law any available judicial remedy, whether legal or equitable (including but not limited to injunctive relief and damages), based on a breach or threatened breach of Section 6.4(c) of this Agreement.

         (d) DISCLOSURE OF ARBITRATOR'S FINDINGS. Notwithstanding any provision to the contrary contained in this Agreement, the parties shall have the right to make disclosure of the findings of the Arbitrator in any Mediation or Arbitration conducted in accordance with this Section 11.13 to the extent required or reasonably necessary in connection with any other Mediation or Arbitration or as may be required by a court of law or equity.

         SECTION 11.14. SURVIVAL. The disclaimers, waivers, releases, renunciations and other rights and obligations of the parties under Sections
3.21 and 11.13 of this Agreement shall survive forever and shall specifically survive any transfer of title or possession of any Purchased Inventory, any termination or expiration of this Agreement or any impossibility of performance of this Agreement or frustration of purpose of this Agreement.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the Effective Date.

                                               AVENG TRADING PARTNERS, INC.

                                               By:______________________________
                                                    James C. Stoecker, President

                                               AVIATION SALES COMPANY

                                               By:______________________________
                                                    Dale S. Baker, President

                                               The undersigned
                                               Seller's Stockholders
                                               hereby execute this
                                               Agreement for the sole
                                               purpose of evidencing
                                               their agreement to the
                                               provisions of Section
                                               2.10

                                               _________________________________
                                               JAMES C. STOECKER
                                               _________________________________
                                               KATHRYN M. STOECKER
                                               _________________________________
                                               MARK F. STIEGAL
                                               _________________________________
                                               AL SHORT

                                Signature Page to
                            Asset Purchase Agreement
                                 By and Between
                        AvEng Trading Partners, Inc. and
                             Aviation Sales Company

                                  SCHEDULE 2.10

                        LIST OF SELLER'S STOCKHOLDERS AND
           SHARES DISTRIBUTED IN CONNECTION WITH SELLER'S LIQUIDATION


            James C. Stoecker                           23,320 Shares

            Kathryn M. Stoecker                        256,680 Shares

            Mark F. Stiegal                             80,000 Shares

            Al Short                                    40,000 Shares

                               EXHIBIT 2.4(C)(II)

                         FORM OF MATERIALS CERTIFICATION

         The undersigned hereby certifies that, to the undersigned's knowledge without independent investigation, the material supplied to Aviation Sales Operating Company d/b/a Aviation Sales Company ("AVS") and filed under P. O. #____________, T/C _________________, (i) were originally manufactured by the original equipment manufacturer, any of their designated licensees, or parts manufacturing authorization; (ii) were manufactured in accordance with the aircraft, engine, or appliance manufacturer's specification; or (iii) were not obtained from any U.S. government or military source.

         The representations contained in this Materials Certification are hereby made expressly subject to the terms and conditions of that certain Asset Purchase Agreement dated as of November 30, 1996, by and between AvEng Trading Partners, Inc., as seller, and Aviation Sales Company, as buyer.

                                         AVENG TRADING PARTNERS, INC.

Date: December ___, 1996                 By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________